Exhibit 3.2

MONROE CAPITAL ASSET-BACKED FINANCE COMPANY, LP

a Delaware Limited Partnership

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

July 17, 2026

i

Section 19.11	Waiver of Action for Partition	63
Section 19.12	Waiver of Appraisal Rights	64
Section 19.13	Assignability	64
Section 19.14	Anti-Money Laundering & Economic Sanctions	64
Section 19.15	No Third-Party Beneficiaries	65

ARTICLE XX REIT PROVISIONS		65
Section 20.1	Asset Acquisition Program	65
Section 20.2	Transfers and Ownership of Interests in a REIT Subsidiary	65

Schedule A – Redemption Request Form
Schedule B – Distribution Reinvestment Plan

Exhibit I – Series Agreements
Exhibit II – Limitations on Transfer and Ownership of Interests in a REIT Subsidiary

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Monroe Capital Asset-Backed Finance Company, LP, a Delaware series limited partnership (the “Partnership”), is made and entered into as of July 17, 2026 (as amended, restated and/or supplemented from time to time and including any schedules, exhibits, annexes (including any Class Designation (as defined below)) or other documents attached to this Agreement from time to time, the “Agreement”), by Monroe Capital Asset-Backed Finance Company GP, LLC, a Delaware limited liability company, as the general partner of the Partnership (the “General Partner”), and the parties listed in the books and records as limited partners of the Partnership, as limited partners. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

WHEREAS, the Partnership was formed on January 6, 2026, pursuant to, and in accordance with, the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as amended from time to time (the “Act”), by the filing of the Certificate with the Secretary of State of the State of Delaware and the General Partner’s and the Initial Limited Partner’s execution and delivery of the agreement of limited partnership of the Partnership on January 6, 2026 (the “Initial Partnership Agreement”);

WHEREAS, the Certificate provides notice pursuant to Section 17-218(b) and Section 17221 of the Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series (as defined below) of the Partnership shall be enforceable only against the assets of such Series or the general partners associated with such Series, and not against the assets of the Partnership generally, any other Series thereof, or any general partner not associated with such Series, and, unless otherwise provided in the partnership agreement of the Partnership, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series thereof shall be enforceable against the assets of such Series or the general partners associated with such Series who are not also general partners of the Partnership generally or general partners associated with the other Series as the case may be;

WHEREAS, pursuant to the filing of the Certificate of Registered Series of Monroe Capital Asset-Backed Finance Company, LP - Series I, a registered series of the Partnership (“Series I”), on February 19, 2026 (as amended or restated from time to time, the “Series I Certificate”), and the execution of the Initial Partnership Agreement, Series I was formed as a registered series of the Partnership;

WHEREAS, pursuant to the filing of the Certificate of Registered Series of Monroe Capital Asset-Backed Finance Company, LP - Series II, a registered series of the Partnership (“Series II”), on February 19, 2026 (as amended or restated from time to time, the “Series II Certificate”), and the execution of the Initial Partnership Agreement, Series II was formed as a registered series of the Partnership;

WHEREAS, the undersigned desire to amend and restate the Initial Partnership Agreement in its entirety, and all requirements and conditions to amend and restate the Initial Partnership Agreement have been satisfied and fulfilled; and

WHEREAS, the undersigned intend for this Agreement, each Series Agreement (if any) and each Class Designation to collectively constitute the Partnership’s “partnership agreement” (as such term is defined in the Act).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, hereby amend and restate the Initial Partnership Agreement and hereby agree as follows:

*  *  *

ARTICLE I

FORMATION

Section 1.1Formation of Partnership. The Partnership has been formed as a Delaware series limited partnership by the execution, delivery and filing of the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware on January 6, 2026. The General Partner shall execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates or other documents (and any amendments and/or restatements thereof) required or permitted to be filed with the Secretary of State of the State of Delaware or necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may desire to conduct business.

Section 1.2Formation of Series. Series I has been formed as a registered series of the Partnership by the execution, delivery and filing in the office of the Secretary of State of the State of Delaware of the Series I Certificate on January 6, 2026, pursuant to and in accordance with the Act and the adoption of the Initial Partnership Agreement. Series II has been formed as a registered series of the Partnership by the execution, delivery and filing in the office of the Secretary of State of the State of Delaware of the Series II Certificate on January 6, 2026, pursuant to and in accordance with the Act and the adoption of the Initial Partnership Agreement. The General Partner shall execute, deliver and file any amendments and/or restatements of any certificates or other documents (and any amendments and/or restatements thereof) required or permitted to be filed by a Series with the Secretary of State of the State of Delaware or necessary for a Series to qualify to do business in a jurisdiction in which such Series may desire to conduct business.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1Name. The name of the Partnership is “Monroe Capital Asset-Backed Finance Company, LP”. The Board of Directors of the Partnership (the “Board of Directors” or the “Board”) may determine that the Partnership may use any other designation or name for the Partnership.

Section 2.2Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act” is defined in the recitals. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Acquisition Committee” means the committee described in Section 5.12.

“Adjusted Capital Account” means, with respect to any Series II Limited Partner for any Taxable Year or other period, the balance, if any, in such Limited Partner’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a)Credit to such Capital Account any amounts that such Limited Partner is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5); and

(b)Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Administration Agreement” means the administration agreement, entered into by the Partnership and the Administrator, as amended, modified, revised or restated from time to time and including any supplements or annexes thereto, and any similar agreement with a successor Administrator, pursuant to which the Administrator is providing, or overseeing the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, vendor management (including diligence and oversight of other service providers), preparing reports to Limited Partners and reports filed with the SEC and other regulators, facilitating transactions in the Shares by Limited Partners, preparing materials and coordinating meetings of the Board of Directors, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

“Administrator” means Monroe Capital Management Advisors, LLC, in its role as the Partnership’s administrator, or any other Person designated from time to time as the “Administrator” of the Partnership pursuant to the Administration Agreement.

“AEOI” means: (a) legislation known as the U.S. Foreign Account Tax Compliance Act, Sections 1471 through 1474 of the Code, and any associated or successor legislation, regulations (whether proposed, temporary or final) or guidance, any applicable intergovernmental agreement and related statutes, regulations or rules, and other guidance thereunder; (b) any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, including the Organisation for Economic Cooperation and Development’s Common Reporting Standard implemented in the European Union by the Council Directive 2014/107/EU and any associated guidance; (c) Council Directive 2018/822/EU of May 25, 2018 (and any successor directive) amending Council Directive 2011/16/EU on mandatory automatic exchange of information and administrative cooperation in the field of taxation in relation to reportable cross-border tax arrangements (“DAC 6”), the UK International Tax Enforcement (Disclosable Arrangements) Regulations 2023 (the “UK MDR”) and any regulation or law relating to, implementing or having similar effect to DAC 6 and/or the UK MDR in any relevant jurisdiction; (d) any other intergovernmental agreement, treaty, regulations, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in clauses (a), (b) and (c) of this definition; and (e) any legislation, regulations or guidance in any jurisdiction that give effect to the matters outlined in the preceding clauses of this definition.

“Affiliate” means (A) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (B) any executive officer, director, trustee or general partner of such other person, or (C) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Service Provider” means the Affiliates and portfolio companies of Monroe and Other Monroe Investors that the Partnership (including its subsidiaries) and/or its existing and potential Portfolio Assets will engage.

“Agreement” is defined in the preamble.

“ASC Topic 820” has the meaning set forth in Section 14.2(d).

“Asset-Backed Finance Assets” refers to a broad spectrum of investment opportunities, often backed by assets used on a day-to-day basis by businesses and individuals, and refers, individually and collectively, to leases, loans, mortgages, mezzanine securities, royalties, residuals, other credit or credit-related obligations or equity interests that are collateralized by, or payable from a stream of payments generated by, a specified pool of real, financial, or other assets.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.3 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or involuntarily, by operation of law or otherwise, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised its right of foreclosure with respect thereto or accepted such Shares in lieu of foreclosure; and the terms “Assign”, “Assigned” and “Assigning” have a correlative meaning.

“Audit Committee” means the committee of the Board of Directors described in Section 5.11(b).

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

“Benefit Plan Investor” means a Limited Partner who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Directors” or “Board” has the meaning set forth in Section 2.1.

“Book Value” means, with respect to Series II property, Series II’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Broken Deal Expenses” means all fees, costs, expenses and liabilities (together with any amounts in respect of value added tax and any other relevant taxes (if any)) incurred by, or on behalf of, the Partnership or fairly allocable to the Partnership in connection with broken deals, including termination fees (or similar), hedging costs, guarantee fees and all out-of-pocket fees, costs and expenses fairly allocable (as determined by the Operating Manager (as defined below) in its sole discretion) to the Partnership: (i) in developing, negotiating and structuring prospective or potential acquisitions that are not ultimately made, including any legal, tax, accounting, advisory, financing, consulting and travel-related fees, costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, any deposits or down payments of cash or other property that are forfeited in connection with, or amounts paid as a penalty for not consummating a proposed acquisition that is not ultimately made); and (ii) for diligence and other services performed by the Operating Manager, or its Affiliates in connection with their acquisition activities, in each case including fees, costs and expenses of the type described in the definition of “Partnership Expenses,” provided that for the avoidance of doubt, with respect to any such diligence or other services performed by the Operating Manager pursuant to this clause (ii), the Operating Manager shall only be reimbursed for its out-of-pocket costs and expenses.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” has the meaning set forth in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the DRIP, by a Limited Partner or by all Limited Partners, as the case may be.

“Certificate” means the Certificate of Limited Partnership of the Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means Standard Fee Class-S Shares, Standard Fee Class-I Shares, Founder Share Class II-S Shares, Founder Share Class II-I Shares, Founder Share Class III-S Shares, Founder Share Class III-I Shares, E Shares, E-W Shares and any other class of Shares that the Board of Directors may authorize from time to time pursuant to this Agreement.

“Class Designation” has the meaning set forth in Section 7.4.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“DGCL” means the General Corporation Law of the State of Delaware. “Director” has the meaning set forth in Section 5.2(a).

“DRIP” means the Distribution Reinvestment Plan, attached hereto as Schedule B, as amended, modified, revised or restated from time to time.

“E Shares” has the meaning set forth in Section 7.3(c).

“E-W Shares” has the meaning set forth in Section 7.3(c).

“Early Redemption Deduction” has the meaning set forth in Section 7.9(e)(vi).

“Electronic Signature” has the meaning set forth in Section 19.10.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Expense Support and Conditional Reimbursement Agreement” means the Expense Support and Conditional Reimbursement Agreement, dated as of April 9, 2026, by and among the Partnership, Operating Manager, and Administrator, as amended, supplemented, modified, revised or restated from time to time, and any similar agreement with a successor Operating Manager or Administrator.

“Founder Share Class II-I Shares” has the meaning set forth in Section 7.3(c).

“Founder Share Class II-S Shares” has the meaning set forth in Section 7.3(c).

“Founder Share Class III-I Shares” has the meaning set forth in Section 7.3(c).

“Founder Share Class III-S Shares” has the meaning set forth in Section 7.3(c).

“Founder Shares” has the meaning set forth in Section 7.3(c).

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” means Monroe Capital Asset-Backed Finance Company GP, LLC, a Delaware limited liability company, and/or any successor or additional general partner admitted pursuant to the terms hereof, in its capacity as a general partner of the Partnership generally and/or the general partner of the Partnership associated with each Series, as the context requires.

“I Shares” means shares of Standard Fee Class-I Shares, Founder Share Class II-I Shares and Founder Share Class III-I Shares.

“Indemnified Party” means the members of the Board of Directors, Monroe, the Operating Manager, their respective affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other Person who serves at the request of Monroe or its affiliates as a director, officer, agent, member, manager, partner, shareholder, trustee or employee of the Partnership, the Series or any other Person.

“Independent Director” means a Director who is “independent” pursuant to the independence test set out in Section 303 A. 02 of the New York Stock Exchange Listed Company Manual, or is otherwise independent, as determined by the Board of Directors or the General Partner, in its sole discretion.

“Initial Limited Partner” means Peter Gruszka, the initial limited partner of the Partnership who executed the Initial Partnership Agreement alongside the General Partner.

“Initial Close” means the date that the Partnership accepts its first subscription for the Investor Shares.

“Initial Director” has the meaning set forth in Section 5.2(c).

“Initial Partnership Agreement” is defined in the recitals.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor statute thereto.

“Investor Shares” means Shares that are not E Shares or E-W Shares.

“Joint Ventures” means joint ventures or similar arrangements.

“Limited Partner” means the parties listed as limited partners in the Partnership’s books and records or any Person who has been admitted to the Partnership as a limited partner of the Partnership generally or to the Partnership as a limited partner of the Partnership associated with a Series, including as a substituted or additional Limited Partner in accordance with this Agreement, in each case, in such Person’s capacity as a limited partner of the Partnership generally or as limited partner of the Partnership associated with a Series, as applicable.

“Limited Partnership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number and Class of Shares held by, each Limited Partner, and in which Series such Shares are held.

“Management Fee” has the meaning set forth in the Operating Agreement.

“Monroe” refers collectively to Monroe Capital, LLC, a Delaware limited liability company, and its Affiliates and subsidiaries.

“Monroe Client” means, the applicable fund, account, entity, vehicle, product and/or similar arrangement sponsored, managed or advised by Monroe, as applicable, unless otherwise indicated.

“NAV” means, for any Shares, the net asset value of such Shares, determined in accordance with Section 14.2.

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Officers” has the meaning set forth in Section 6.1.

“Operating Agreement” means the Operating Agreement, dated as of [ ], 2026, by and between the Partnership and the Operating Manager, as amended, modified, revised or restated from time to time, and any similar agreement with a successor Operating Manager.

“Operating Expenses” means, with respect to the Partnership generally or a Series, payments, fees, costs and expenses and other liabilities and obligations resulting from, related to, associated with, arising from or incurred in connection with:

(i)	(a) the discovery, evaluation, investigation, impact assessment, development, acquisition, consummation, structuring, ownership, maintenance, monitoring, hedging, portfolio and risk management or disposition of investments (including brokerage, sales and underwriting commissions, private placement, syndication, solicitation, fairness opinions, pricing and valuation (including appraisal), consulting, arranger, transaction, advisory, investment banking, custodial, depositary, trustee, transfer agent, record-keeping and administrative fees, clearing, settlement and bank charges, deposits (including earnest money deposits), consent or other third-party fees or payments, closing, execution and transaction costs, other fees, costs and expenses in respect of derivative contracts (including any payments under, and any margin expenses relating to, such derivative contracts or any posting of margin or collateral with respect to such derivative contracts), investment costs, and other closing, execution and transaction costs, travel and related expenses and other administrative fees, costs and expenses), (b) any indebtedness, credit facility, guarantee (including any payments made under, or required by, any non-recourse carve out guarantees, completion guarantees, equity commitment letters, environmental indemnities, hedging guarantees or guarantees made in order to facilitate or finance investments, including fees and expenses related to leverage or financing and including in respect of customary key principal, “bad acts” or other performance-related matters), line of credit, loan commitment, letter of credit, equity commitment letter, hedging guarantee or similar credit support or other indebtedness involving such Series or any investment (including any fees, costs and expenses incurred in obtaining, negotiating, entering into, effecting, maintaining, varying, refinancing or terminating such borrowings, indebtedness, guarantees or obligations and interest arising out of such borrowings and indebtedness and in respect of customary key principal, “bad acts” or other performance-related matters) and (c) attending conferences in connection with the evaluation of future investments or particular sector opportunities, organizational memberships with impact-focus groups and compliance with any impact initiatives or principles;

(ii)	risk management assessments and analysis of such Series’ assets;
(iii)

taxes and/or tax-related interest, fees, penalties (other than amounts withheld or otherwise paid with respect to specific Limited Partners) and other governmental charges incurred or payable by such Series and taxes and other governmental charges incurred or payable by structuring or other investment vehicles through which such Series invests or formed for Limited Partners of such Series (including any withholding taxes and entity-level taxes imposed on, with respect to, or otherwise borne by such Series or any structuring or other investment vehicle through which such Series invests or formed for Limited Partners of such Series to the extent not allocated to one or more Limited Partners) and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Partnership generally or such Series and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(iv)

any actuaries, accountants, advisors, auditors, administrators, brokers (including prime-brokers), consultants, counsel, custodians, appraisers, depositaries, valuation experts and other service providers that provide services to or with respect to such Series, and legal expenses incurred in connection with claims or disputes related to such Series or one or more investments;

(v)

the engagement of professionals (including through Monroe) (including all costs and expenses on account of compensation and benefits of its employees) and any industry executives, advisors, consultants (including operating consultants, sourcing consultants, and any other third-party consultants), operating executives, subject matter experts (or other persons acting in a similar capacity) who provide services to or in respect of such Series or its operating entities, or other Subsidiaries or related Asset-Backed Finance Assets (including with respect to potential Asset-Backed Finance Assets) related to, among other things, (a) conducting due diligence or analysis on industry, geopolitical or other operational issues and (b) operational improvement initiatives relating to such Subsidiaries or the related Asset-Backed Finance Assets, and developing and implementing such initiatives (including with respect to allocable overhead of Monroe, including all costs and expenses on account of compensation and benefits of its employees);

(vi)	all fees, costs and expenses in connection with entities comprising Monroe, including those incurred in the organization, operation, maintenance, restructuring and dissolution of such vehicles;

( )

obtaining research and other information for the benefit of such Series, including information service subscriptions, as well as the operation and maintenance of information systems used to obtain such research and other related information;

(i)	developing, implementing or maintaining computer software and technological systems for the benefit of such Series, its Limited Partners or its investments;
(vii)

premiums and fees for insurance (including costs, liabilities and expenses of any litigation, investigation, judgments or settlements paid in connection therewith) allocated to such Series by the Operating Manager (including Monroe’s group insurance policy, the Operating Manager’s, any general partners’, directors’ and officers’ liability or other similar insurance policies, errors and omissions insurance, financial institution bond insurance and any other insurance for coverage of liabilities to any person or entity that are incurred in connection with the activities of such Series);

(viii)

any governmental inquiry, investigation or proceeding or any litigation involving or otherwise applicable to such Series, the Operating Manager or any of its affiliates in connection with the activities of such Series or any investment, any Subsidiaries, or any Asset-Backed Finance Assets or any potential Asset-Backed Finance Assets (including fees, costs and expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of any such inquiry, investigation, proceeding or litigation and the amount of any judgments, settlements or fines paid in connection therewith) and other extraordinary expenses related to such Series, any investment, Subsidiary, asset-backed finance instrument or any potential investment, Subsidiary or Asset-Backed Finance Assets (including fees, costs and expenses that are classified as extraordinary expenses under GAAP (as defined below));

(ix)

assessing and reporting the sustainability, social and environmental impact and environmental, social and governance performance of investments and potential investments (including fees, costs and expenses payable to any third-party service provider or otherwise incurred in connection with designing, implementing and monitoring participation by Asset-Backed Finance Assets in compliance and operational “best practices” programs and initiatives, and compensation and benefits of Monroe employees engaged with respect thereto), all reports or information requests for one or more Limited Partners, Monroe, consultants or the Board and any committees thereof (including all fees, costs and expenses incurred to audit such reports, provide access to a database or other internet forum and for any other operational, legal or secretarial expenses relating thereto or arising in connection with the distribution of same), any out-of-pocket costs and expenses incurred in connection with the U.S. federal, state and local and non-U.S. tax compliance of the Partnership and/or Series (or any investment vehicle utilized by the Partnership and/or Series), and any other financial, tax, accounting, legal or fund administration reporting functions for the benefit of such Series or any investment vehicle utilized by such Series or structuring vehicle or Subsidiary through which such Series invests (including expenses associated with any compliance with, filings in respect of, or other obligations related to or arising out of AEOI (as defined below), any “physical presence,” “substance” or similar mandates under the Organization for Economic Development’s Base Erosion and Profit Shifting Initiative or Luxembourg law with respect to such Series, its Operating Manager or other managing entity’s, compliance with the European Union’s Anti-Tax Avoidance Directives, DAC6 mandatory tax disclosure regime, or the United Kingdom’s UK MDR regime, and any holding company regime (including the United Kingdom’s “qualifying asset holding company regime”)), the preparation of financial statements, tax returns and U.S. Internal Revenue Service Schedules K-1 (or equivalents thereof) or Form 1099-DIV, Luxembourg Forms 200 (to the extent applicable) or any successors thereto or equivalents thereof in any jurisdiction, and the representation of such Series, any Series vehicle or the Series subsidiary in a tax audit (including by the “partnership representative” of Series II and any Series vehicle or Series subsidiary);

(ii)

arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships and including travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such activities) and other promotional efforts designed to promote the Partnership’s business;

(iii)

meetings of consultants, the Board and any committees thereof (including travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings), legal counsel, accountants, auditors, financial advisors or any other advisors or experts retained to assist the Operating Manager, each consultant or the Board or any committee thereof, as applicable, and other expenses incurred in connection with the activities of each consultant, the Board and its committees;

(iv)

meetings of the Operating Manager with any Limited Partner(s) (including travel and related expenses and other accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings);

(v)

such Series’ indemnification obligations (including those incurred in connection with indemnifying Indemnified Parties and advancing fees, costs and expenses incurred by any such Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification under the Agreement);

(vi)

complying with (or facilitating compliance with) any applicable law, rule or regulation (including legal fees, costs and expenses), regulatory filing or other expenses of such Series, the Operating Manager or Monroe, including any compliance, filings or other obligations related to or arising out of AIFMD or the European Markets Infrastructure Regulation (Regulation (EU) No 648/2012), as amended from time to time, in each case, involving or otherwise related to such Series but, for the avoidance of doubt, excluding any ordinary course of compliance, filings or other obligations imposed on the Operating Manager or Monroe under the Advisers Act (such as the preparation and filing of the Operating Manager’s Form ADV), the Operating Manager or Monroe by the CSSF or by the United Kingdom Financial Conduct Authority, that, in either case, do not relate directly to the affairs of such Series;

(vii)	a default by a defaulting investor (but only to the extent not paid by the defaulting investor);
(viii)

a transfer of a Limited Partner’s Shares or a Limited Partner’s withdrawal or admission permissible or required under the Agreement (but only to the extent not paid by the Limited Partner or the purchaser, assignee, pledgee, charge, transferee or withdrawing investor, as applicable);

(ix)

any amendments, modifications, revisions or restatements to the constituent documents of such Series or the Operating Manager (other than any such amendments, modifications, revisions or restatements related solely to the affairs of the Operating Manager and not related to the affairs of such Series);

(x)

distributions to the Limited Partners (including in respect of any distributions in kind or activities necessary or appropriate to give effect thereto) or administering withholding tax with respect thereto;

(xi)

administering and operating such Series, preparing and maintaining the books and records of such Series, including internal costs that the Operating Manager may incur to produce such Series’ books and records, external costs in cases where the Operating Manager or the Partnership hires a third-party administrator to maintain such Series’ books and records and any costs of the Operating Manager to oversee and manage such third-party administrator;

(xii)

negotiating and entering into and compliance with any other agreements, whether executed or not (which fees, costs and expenses may, in the sole discretion of the Operating Manager, be allocated solely to the investor(s) to which they relate) and “most favored nations” election processes in connection therewith;

(xiii)	the winding up and termination of such Series;
(xiv)

all fees, costs and expenses incurred in connection with special purpose vehicles and Subsidiaries of such Series or other investment structures (including any alternative investment vehicles and any platform entities used to facilitate one or more investments, including any real estate investment trust within the meaning of Section 856 of the Code, by such Series) to facilitate such Series’ investment activities, including those incurred in the organization, operation, maintenance, restructuring (including by way of a secondary transaction, strip sale or similar transaction to one or more third parties or other Monroe Clients, in each case, whether or not consummated), liquidation, winding-up and dissolution of such vehicles and including costs associated with establishing and maintaining a presence in certain jurisdictions (such as rent for office space, related overhead and employee salaries and benefits), unless, in each case, the Operating Manager determines, in its sole discretion, that such fees, costs and expenses should be allocated solely to the Limited Partner(s) or other Monroe vehicles participating therein;

(xv)

all fees, costs and expenses in connection with forming, organizing, maintaining, administering, operating and negotiation of joint ventures or Programmatic Acquisitions not otherwise borne at the level of such joint ventures or Programmatic Acquisitions;

(xvi)

amounts incurred in connection with maintaining, administering and operating any entity that registers under AIFMD or any entity that serves as the alternative investment fund manager or general partner thereof or in a similar capacity (including rent, salaries and ancillary costs of such entities, and costs and expenses of service providers of such entities);

(xvii)

administration fees and expenses, if any, provided by the Operating Manager to the Partnership or either Series (including any expenses payable under the Administration Agreement with the Administrator, payments based upon the Partnership’s allocable portion of the Operating Manager’s overhead in performing its obligations under the Operating Agreement, including rent and the allocable portion of the cost (including total compensation) of legal, finance and other support personnel of Monroe, the Operating Manager or their affiliates in connection with the operations and management of the Partnership and the Series);

(xxviii)such Series’ allocable portion of any performance fee, management fees or other similar fees, costs and expenses or compensation (including expense reimbursement), in each case, directly or indirectly, payable by or allocable to joint ventures or Programmatic Acquisitions of such Series, any special purpose vehicle, any Subsidiary or any Asset-Backed Finance Asset; and

(xxix) to the extent agreed by the Operating Manager in its sole discretion, all (a) organizational expenses and operating expenses of or with respect to and (b) servicing fees payable to the sponsor of, or placement agent engaged with respect to (but not, for the avoidance of doubt, the placement fees payable to), a joint venture partner that is sponsored or managed by a placement agent, bank, consultant or any affiliate thereof and which placement agent, bank, consultant or any related party thereof is entitled to receive placement fees in connection with or as a result of placing investors indirectly into the Partnership or a Series through such joint venture partner.

“Operating Manager” means Monroe Capital Asset Finance Advisors, LLC, the Partnership’s external manager, or any other Person designated from time to time as the “Operating Manager” of the Partnership pursuant to the Operating Agreement.

“Organizational and Offering Expenses” has the meaning set forth in Section 13.4.

“Other Agreement” has the meaning set forth in Section 19.3.

“Other Monroe Investor” refers to any investment fund, vehicle or account, other than the Partnership, sponsored or managed by Monroe.

“Other Plan Laws” means any U.S. federal, state, local or non-U.S. law or regulation that is similar to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

“Partners” means the General Partner and the Limited Partners.

“Partnership” is defined in the preamble.

“Partnership Expenses” means Operating Expenses and Organizational and Offering Expenses.

“Partnership Representative” has the meaning set forth in Section 9.7(a).

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Limited Partner in a Series determined at any time by dividing the number of Shares owned by a Limited Partner by the total outstanding Shares owned by all Limited Partners associated with such Series. If specifically provided, the determination of a Limited Partner’s Percentage Interest may be made on a Class-by-Class basis by dividing the number of Shares of a particular Class owned by a Limited Partner by the total outstanding Shares of such Class owned by all Limited Partners.

“Performance Fee” has the meaning set forth in the Operating Agreement.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

“Plan” means (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Part 4 of Subtitle B of Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. federal, state or local or non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii).

“Platforms” means asset servicing and origination platforms that the Partnership and/or its Affiliates (including an Other Monroe Investor) may own and acquire, or that may be engaged by the Partnership and/or its Affiliates to act as originator or servicer of certain of the Partnership’s and/or such Affiliates’ assets.

“Portfolio Asset” means any asset acquired by the Partnership generally or a Series, including, for the avoidance of doubt, any Asset-Backed Finance Asset.

“PPM” means the Partnership’s Confidential Private Placement Memorandum, including all exhibits thereto, as amended, restated and/or supplemented from time to time.

“Private Offering” means a continuous private offering of the Shares to (i) “accredited investors” (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to Persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act), in each case in reliance on exemptions from the registration requirements of the Securities Act.

“Programmatic Acquisition” means portfolios of Asset-Backed Finance Assets which are part of the same investment strategy.

“Redemption Deadline” has the meaning set forth in Section 7.9(d).

“Redemption Request Form” has the meaning set forth in Section 7.9(e).

“Redemption Window” has the meaning set forth in Section 7.9(d).

“Regulatory Allocations” has the meaning set forth in Section 9.3(e).

“Regulated Broker-Dealer” means a U.S. registered broker-dealer or a non-U.S. equivalent thereof.

“Regulated Broker-Dealer Fees” means any placement, underwriting, syndication, solicitation, arranger, dealer-manager, brokerage or other fees, including discounts, commissions and concessions, paid to a Regulated Broker-Dealer for Regulated Broker-Dealer Services.

“Regulated Broker-Dealer Services” means services rendered by a Regulated Broker-Dealer in connection with the offer, sale, placement, underwriting, syndication, arrangement, structuring, restructuring, purchase, repurchase or exchange of securities or financing, or the effectuation of any securities or financing transaction.

“REIT” means an entity that is or is intended to be taxable as a “real estate investment trust” under Section 856 of the Code.

“REIT Subsidiary” has the meaning set forth in Section 20.1.

“REIT Subsidiary Agreement” means the organizational documents of a REIT Subsidiary.

“S Shares” means shares of Standard Fee Class-S Shares, Founder Share Class II-S Shares and Founder Share Class III-S Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute thereto.

“Series” means one or more protected or registered series of limited partners, general partners, partnership interests or assets with respect to the Partnership within the meaning of Sections 17-218(b) or 17-221 of the Act, including each of Series I and Series II.

“Series Agreement” means, the Series Agreement of any Series (if any), as context requires in the form attached hereto as Exhibit I or in such other form as approved in accordance with this Agreement. Together, they are referred to as the “Series Agreements”.

“Series I” is defined in the recitals.

“Series II” is defined in the recitals.

“Series II Investor Shares” has the meaning set forth in Section 7.3(c).

“Series II Limited Partner” means a Limited Partner holding Shares of Series II.

“Series II Limited Partner Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Series II Limited Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Series II Limited Partner Nonrecourse Debt, equal to the Series II Minimum Gain that would result if such Series II Limited Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Series II Limited Partner Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any Taxable Year or other period, the amount of Series II Limited Partner Nonrecourse Deductions with respect to a Series II Limited Partner Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Series II Limited Partner Nonrecourse Debt Minimum Gain attributable to such Series II Limited Partner Nonrecourse Debt over the aggregate amount of any distributions during such year to the Series II Limited Partner that bears the economic risk of loss for such Series II Limited Partner Nonrecourse Debt to the extent such distributions are from proceeds of such Series II Limited Partner Nonrecourse Debt and are allocable to an increase in Series II Limited Partner Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Series II Loss” for any period means all items of Series II loss, deduction and expense for such period determined according to Section 8.3.

“Series II Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Series II Profit” for any period means all items of Series II income and gain for such period determined according to Section 8.3.

“Service Costs” means any amounts paid to the Operating Manager or any of its Affiliates (or any of their respective employees or agents) by a portfolio company or any Person through which the Partnership invests in a portfolio company for local administration or management services related to such portfolio company or Person that (i) are determined by the Operating Manager, acting in good faith, to be reasonably necessary in order to achieve beneficial legal, tax or regulatory treatment with respect to the relevant portfolio company and (ii) would otherwise be payable to a third party for such services.

“Share Redemption Program” has the meaning set forth in Section 7.9.

“Share Redemption” has the meaning set forth in Section 7.9(c).

“Shares” has the meaning set forth in Section 7.3(a).

“Standard Fee Class” means Standard Fee Class-S Shares and Standard Fee Class-I Shares.

“Standard Fee Class-I Shares” has the meaning set forth in Section 7.3(c).

“Standard Fee Class-S Shares” has the meaning set forth in Section 7.3(c).

“Subscription Agreement” means the document that a Person who buys Shares of a Series must execute and deliver with full payment for the Shares.

“Subsidiary” means any subsidiary of the Partnership or the Series; any partnership, the general partner of which is the Partnership or the Series or any subsidiary of the Partnership or the Series; any limited liability company, the managing member of which is the Partnership or the Series or any subsidiary of the Partnership or the Series; and any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Partnership or the Series or any subsidiary of the Partnership or the Series.

“Substitute Limited Partner” means any Assignee of Shares who is admitted to the Partnership as a Limited Partner pursuant to Section 10.4 of this Agreement.

“Taxable Year” means with respect to each Series, the calendar year, unless otherwise required by Section 706 the Code with respect to Series II, or such other date as determined by the Board of Directors.

“Travel and Related Expenses” means all travel fees, costs and expenses (which may include use of private aircraft by professionals employed by Monroe but charged to each Series at a comparable first-class commercial airline rate), accommodations, meals, events and entertainment.

“Transaction Price” has the meaning set forth in Section 7.9(c).

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

ARTICLE III

POWERS AND PURPOSE

Section 3.1Purpose. The purpose of the Partnership and, unless otherwise provided in the Series Agreement of a Series, each Series, is to engage, directly or indirectly, in any business activity that may be engaged in by a limited partnership formed under the Act, as such business activities may be determined by the Board of Directors from time to time. The Partnership and each Series intends to operate its business in a manner permitting it to maintain its exclusion from registration under the Investment Company Act, and, notwithstanding anything in this Agreement, the Board of Directors is authorized to cause the Partnership and each Series to take any action in connection with maintaining such exclusion without the consent of any other Person.

Section 3.2Tax Treatment.

(a)Each Series shall be treated as a separate entity for U.S. federal income tax purposes. The U.S. federal income tax treatment of Series I and Series II are set out in Sections 3.2(b) and (c) below and each Limited Partner and the Partnership shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

(b)Series I may elect pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as a corporation for U.S. federal income tax purposes. The parties may cause for Series I to be treated as a corporation for U.S. federal and, if applicable, state income tax purposes; provided, however, the Board of Directors may, in its sole discretion and without the consent of any other Person, cause Series I to be treated as a partnership or otherwise to be taxed as a partnership for U.S. federal income tax purposes and, if applicable, state income tax purposes.

(c)The parties hereto intend that Series II shall be treated as a partnership for U.S. federal and, if applicable, state income tax purposes; provided, however, the Board of Directors may, in its sole discretion and without the consent of any other Person, cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and, if applicable, state income tax purposes.

Section 3.3Authority.

(a)By executing the Subscription Agreement and subscribing for Shares, each Limited Partner hereby agrees to be bound by the terms of this Agreement, any applicable Series Agreement and any amendments or supplements thereto or cancellations thereof, and authorizes and appoints with full power of substitution as such Limited Partner’s true and lawful agent and attorney-in-fact, with full power and authority in such Limited Partner’s name, place and stead, the Operating Manager, the General Partner, the Partnership and each Series in which such Limited Partner has subscribed for Shares, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:

(i)any and all certificates, instruments, agreements or other documents, whether related to this Agreement, any applicable Series Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Limited Partner or any admission or substitution of other Limited Partners or the Capital Contribution made by any such Person or by any Limited Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Limited Partner (including any Substitute Limited Partner) or the transfer of any Shares;

(ii)any other document, certificate or instrument required to reflect any action of the Limited Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner otherwise consented to such action;

(iii)any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership or any Series is doing or intends to do business or that the Board of Directors or the Operating Manager deems necessary or advisable;

(iv)any certificate of cancellation of the Certificate, the Series I Certificate or the Series II Certificate, as applicable, that may be reasonably necessary to effect the termination of the Partnership or a Series;

(v)any instrument or papers required to terminate the business of the Partnership and/or any Series pursuant to Article XVIII hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Article XI, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose;

(vi)all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Partnership determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any consent, approval, agreement or other action that is made or given by the Limited Partners hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement or the Series Agreements (if any); provided, that when required by Article XVII or any other provision of this Agreement that establishes a percentage of the Limited Partners, or of the Limited Partners holding any Class of Shares, required to take any action, the Operating Manager, the General Partner, the Partnership and each Series, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Limited Partners, generally or holding such Class of Shares, has been obtained; and

(vii)all elections, in the sole discretion of the Board of Directors, for U.S. federal, state, local and non-U.S. tax matters in respect of, or on behalf of, the Partnership or any Series.

(b)Nothing contained in this Section 3.3 shall be construed as authorizing the Operating Manager, the General Partner, the Partnership or any Series, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVII or as may be otherwise expressly provided for in this Agreement.

(c)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such

Limited Partner’s Shares and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representation made by the Operating Manager, the General Partner, the Partnership or the Series, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Operating Manager, the General Partner, the Partnership or any Series, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.

(d)Each Limited Partner hereby agrees to execute and deliver to the Partnership promptly after receipt of the Partnership’s written request such other and further statements of interest and holdings, designations, powers of attorney and other instruments that the Partnership deems necessary to comply with any laws, rules or regulations relating to the Partnership’s or any Series’ activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the Partnership’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company. The address of the principal office of the Partnership and each Series is c/o Monroe Capital Asset-Backed Finance Company, LP, 155 North Wacker Drive, 35th Floor, Chicago, IL 60606, or such other place as the General Partner may determine. The Partnership and each Series may have such other offices or places of business as the Board of Directors may from time to time determine.

ARTICLE V

GENERAL PARTNER AND BOARD OF DIRECTORS

Section 5.1Powers.

(a)Subject to the requirements of applicable law and except as otherwise set forth herein, the management of the Partnership generally and each Series shall be vested exclusively in the General Partner, which shall have, subject to the foregoing, all of the power and authority of a “general partner” of the Partnership generally and each Series within the meaning of the Act, including the authority to appoint officers and to authorize persons to act on behalf of the Partnership generally and each Series and engage third parties to provide services to the Partnership generally and each Series and to perform any permissible activity and is further authorized to delegate such power and authority to the Board of Directors, or to any other such officers or authorized Persons as it determines to be appropriate.

(b)Notwithstanding Section 5.1(a), the Board of Directors shall have, and the General Partner hereby irrevocably delegates to them pursuant to Section 17-403(c) of the Act, all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, investment policies and business of the Partnership generally and each Series, including the power to further delegate such powers in accordance with this Agreement.

(c)Pursuant to the foregoing delegation, the Board of Directors shall have complete and exclusive discretion to manage the business and affairs of the Partnership generally and each Series and is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, investment policies and business of the Partnership generally and each Series.

(d)The Board of Directors may designate one or more committees, each of which shall have all or such lesser portion of the power and authority of the entire Board of Directors as the Board of Directors shall determine from time to time, except to the extent that action by the entire Board of Directors or particular Directors is required by applicable law.

(e)Except as expressly set forth herein, the Limited Partners, in their capacity as such, shall have no part in the management of the Partnership generally or any Series, and shall have no authority or right to act on behalf of the Partnership generally or any Series in connection with any matter. Employees, officers, authorized Persons and agents of the Partnership generally or the Series shall have authority to act on behalf and in the name of the Partnership generally or the Series, as applicable, to the extent authorized by the General Partner and/or the Board.

(f)The Partnership and each Series shall have such Officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Partnership generally or the Series or the performance of services for or on behalf of the Partnership generally or the Series as it shall determine in its sole discretion. The Board of Directors may delegate to the Operating Manager, any committee comprised in whole or in part of Directors, any Officer or Officers of the Partnership or a Series, or to any such other Person or Persons such authority to act on behalf of the Partnership generally or the Series as the Board of Directors may from time to time deem appropriate in its sole discretion.

(g)Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, the Operating Manager, any officer of the Partnership, any officer of a Series, or any other Person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Partnership generally or such Series and may execute on behalf of the Partnership generally or such Series.

Section 5.2Number and Classification; Director Agreement.

(a)Initially, the Board of Directors has four (4) members (the “Directors”), including two (2) Independent Directors and two (2) non-Independent Directors, appointed by the General Partner. The number of Directors may be increased or decreased from time to time by the General Partner; provided, however, that the General Partner shall not appoint a number of non-Independent Directors that exceeds the number of Independent Directors. For the avoidance of doubt, except as provided in this Agreement or in a resolution duly taken by the Board in accordance with this Agreement, an individual Director may not bind the Partnership generally or any Series.

(b)The names of the Directors are set forth in the books and records of the Partnership and each Series.

(c)Except as otherwise provided by law or by this Agreement, each Director will serve an indefinite term until their disability, death, resignation, removal or disqualification.

Section 5.3Resignations and Removals.

(a)Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Board of Directors. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon receipt by the Board of Directors of such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)Notwithstanding anything in this Agreement or other agreement, document or understanding to the contrary, any number of individual Directors may be removed from office at any time, with or without cause, by the General Partner without the consent of the Board of Directors or any other Person. Notwithstanding the foregoing, if the General Partner simultaneously removes all members of the Board then in office, the General Partner shall fill all the vacancies on the Board created by such removal immediately thereafter in accordance with the provisions outlined in Section 5.4.

Section 5.4Vacancies. Unless otherwise required by law, (i) any newly created directorships on the Board of Directors resulting from any increase in the authorized number of Directors may only be filled by (A) the affirmative vote of a majority of the Directors in office; provided that a quorum is present or (B) the General Partner, and any vacancy on the Board of Directors may only be filled by (A) the affirmative vote of a majority of the Directors then in office or (B) the General Partner, (ii) any Director elected to fill a vacancy shall serve until such Director’s successor is duly elected or appointed and qualified, or until his or her disability, death, resignation, removal or disqualification and (iii) if there are no Directors in office, then the Directors may be appointed by the consent of the General Partner.

Section 5.5Regular Meetings. The Board of Directors may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 5.6Special Meetings. Special meetings of the Board of Directors may be called by either the chairperson of the Board of Directors, the chief executive officer of the Partnership or a Series or, upon a resolution adopted by the Board of Directors, by the chief legal officer (or other officer of the Partnership or a Series if the chief legal officer is unavailable) of the Partnership on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, facsimile, wireless or other form of recorded or electronic communication or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by electronic transmission, or if such Director shall be present at such meeting, except if the Director attends the meeting for the express purposes of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.7Telephonic Meetings Permitted. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence at such meeting.

Section 5.8Quorum; Voting. At all meetings of the Board of Directors, a majority of the Directors then in office (but not fewer than one-third of the total number of authorized Directors (assuming no vacancies)) shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of Directors who are the authorized voting members of such committee (assuming no vacancies) shall constitute a quorum. Except as otherwise provided in this Agreement, the vote of a majority of the Directors or voting committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement of the meeting. If a Director elects to abstain from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of Directors who have not so abstained shall be the act of the Board of Directors.

Section 5.9Organization. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The Board of Directors may appoint a “chair” or “chairperson”, “vice-chairperson”, and “secretary” of the Board of Directors. At each meeting of the Board of Directors, the chairperson of the Board of Directors, or in the chairperson of the Board of Directors’ absence, a Director chosen by a majority of the Directors present, shall act as chairperson of the meeting. The chief legal officer shall act as secretary of each meeting of the Board of Directors. In case the chief legal officer shall be absent from any meeting of the Board of Directors, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 5.10Action Without a Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically by the members of the Board of Directors or of such committee, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members of the Board of Directors or of such committee entitled to vote thereon were present and voted; provided that, notwithstanding the foregoing, each committee shall be authorized, either at a meeting or by written consent of no less than the minimum number of votes that would be required to take such action at a meeting, to adopt policies and procedures allowing a different minimum number of votes for authorizing certain actions without a meeting or otherwise facilitating its decision-making process.

Section 5.11Board Committees.

(a)The Board of Directors may designate one (1) or more committees consisting of one (1) or more Directors or other persons, which, to the extent provided in such designation or otherwise delegated by the Board of Directors, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. A majority of the total number of members of such committee (assuming no vacancies) may fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

(b)The Board of Directors shall have an Audit Committee. The Audit Committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time. Upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each Director that is a member of the Audit Committee shall be an Independent Director. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance. The Board will determine whether the two independent directors qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Section 5.12Acquisition Committee Pursuant to the authority granted to the Board of Directors in accordance with Section 5.1(d) the Board of Directors has delegated overall responsibility for the day-to-day operations of the Partnership to the Operating Manager, subject to the direction of the Acquisition Committee (as defined below) and the ultimate supervision of the Board. Accordingly, the Board has established the Acquisition Committee, which may consist of members of the Board as well as individuals who are not Board members, to make significant capital allocation decisions based on recommendations proposed by the Operating Manager. The Board of Directors will be responsible for oversight of the Operating Manager, and the Operating Manager will report to the Board of Directors and the Acquisition Committee with respect to the Partnership’s day-to-day operations. The Acquisition Committee is responsible for (i) approving or rejecting material recommendations made by the Operating Manager, including in respect of all Asset-Backed Finance Assets, (ii) overseeing the ongoing performance of assets on a periodic basis and (iii) delegating the power to make decisions (including diligence decisions, decisions relating to smaller or strategic transactions, decisions relating to transactions involving material non-public information and decisions relating to the engagement of consultants, law firms and other service providers), and/or recommendations relating thereto, to a subset of the committee and/or other officers in its discretion. Notwithstanding the foregoing delegation, the General Partner has retained the authority to appoint and remove Directors or other members to and from the Board, the Acquisition Committee, and the Audit Committee. The Partnership’s executive officers or the Acquisition Committee (in each case, through a delegation of authority from the Board) or, in certain cases, the Board of Directors or a committee thereof, will be responsible for making capital allocation decisions proposed by the Operating Manager, and overseeing the management of the Partnership.

ARTICLE VI

OFFICERS

Section 6.1Appointment, Selection and Designation of Officers. The Board of Directors may, from time to time as it deems advisable, select natural persons who are employees or agents of Monroe and designate them as officers of the Partnership and the Series (“Officers”) and assign titles (including, without limitation, “chief executive officer,” “co-chief executive officer”, “president,” “chief operating officer,” “chief financial officer,” “chief asset officer,” “chief development officer,” “chief investment officer,” “chief legal officer,” “chief administrative officer,” “chief compliance officer,” “principal accounting officer,” “principal financial officer,” “principal executive officer,” “chairperson,” “senior chairperson,” “executive vice chairperson,” “vice chairperson,” “vice president,” “treasurer,” “deputy treasurer,” “secretary,” “assistant secretary,” “general manager,” “senior managing director,” “managing director” and “director”) to any such persons. Unless otherwise specifically provided by the Board of Directors, any Officer of the Partnership shall also be an Officer of each Series with the same title. An Officer may be removed with or without cause by the Board of Directors. Unless otherwise determined by the Board of Directors, the removal of any Officer as an officer of the Partnership shall also constitute the removal of such Officer as an officer of each Series and as a member of any committee that such Officer is a member of, in their capacity as an Officer. Any vacancies occurring in any office may be filled by the Board of Directors in the same manner as such Officer is appointed and selected pursuant to this Section 6.1.

Section 6.2Delegation of Duties. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation incorporated under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office with respect to the Partnership generally and each Series. The Board of Directors may delegate to any Officer any of the powers and authority of the Board of Directors to the extent permitted by applicable law, including the power to bind the Partnership generally and the Series. Any delegation pursuant to this Section 6.2 may be revoked at any time by the Board of Directors.

Section 6.3Officers as Agents. The Officers, to the extent of their powers set forth under applicable law or this Agreement or otherwise vested in them by action of the Board of Directors not inconsistent with applicable law or this Agreement, are agents of the Partnership generally and each Series for the purpose of the business of the Partnership generally and each Series and the actions of the Officers taken in accordance with such powers shall bind the Partnership generally and the applicable Series, as applicable.

ARTICLE VII

SHARES; CAPITAL CONTRIBUTIONS

Section 7.1General and Limited Partners. Upon its execution of a counterpart signature page to this Agreement, Monroe Capital Asset-Backed Finance Company GP, LLC

hereby continues as the general partner of the Partnership generally and the general partner of the Partnership associated with each of Series I and Series II.

Section 7.2Series.

(a)Each of Series I and Series II has previously been formed, and upon execution of this Agreement hereby continues without dissolution, as a registered series of partnership interests in the Partnership within the meaning of Section 17-221 of the Act. The terms of each Series shall be as set forth in this Agreement and, if the Board of Directors so determines, in a separate Series Agreement for each Series in the form attached hereto as Exhibit I, but with any changes therein that the Board of Directors may determine in its sole discretion and without the consent of any Limited Partner or any other Person. No Series shall be required to have a separate Series Agreement. Except as expressly provided otherwise in this Agreement, (i) the terms and provisions of a Series Agreement may have the effect of altering, supplementing and amending the terms and provisions hereof with respect to the related Series, and (ii) to the extent that any of the terms or provisions of a Series Agreement conflict with any of the terms or provisions of this Agreement as applied to the relevant Series, the terms or provisions of such Series Agreement shall control with respect to such Series.

(b)Unless otherwise expressly set forth herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series (or the general partner associated with such Series) only, and not against the assets of the Partnership generally or any other Series (or any general partner not associated with such Series), and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets of such Series (or any general partner associated with such Series who is not also general partner of the Partnership generally or the general partner associated with such other Series, as the case may be). The records maintained for each Series shall account for the assets associated with such Series separately from the other assets of the Partnership, or any other Series, and assets associated with a Series may be held, directly or indirectly, including in the name of such Series, in the name of the Partnership, through a nominee or otherwise. Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the other assets of the Partnership or any other Series. The Board of Directors and the Partnership shall not commingle the assets of one Series with the assets of any other Series or the assets, if any, of the Partnership, generally. Notwithstanding the foregoing, a Series may agree to be liable, including jointly and severally liable, for the obligations of one or more other Series and/or of the Partnership generally, and the Partnership may agree to be liable, including jointly and severally liable, for the obligations of one or more Series. The Board of Directors may allocate assets, debts, liabilities, expenses or other obligations of the Partnership generally among the Series in such percentages and proportions as the Board of Directors may determine.

(c)The Board of Directors may cause the Partnership generally and any Series to allocate any property to any Series. A Person may be admitted as a Limited Partner associated with such Series in accordance with Section 7.8 or Section 10.4, as applicable. A Person may be admitted as a Limited Partner associated with one or more than one Series.

(d)The Certificate shall contain a notice of the limitation of liabilities of the Series in conformity with Section 17-218 of the Act and Section 17-221 of the Act.

(e)Each provision of this Agreement and each reference herein to the “Partnership” may, except as otherwise expressly provided, be interpreted to mean “the Partnership (including each Series thereof)” or “the Partnership (including any Series thereof)” where the context permits or requires such interpretation, each reference to the “Partnership” may be interpreted on a Series-by-Series basis where context permits or requires such interpretation, and each reference to a “Series” may be interpreted as a reference to the “Partnership generally” where the context permits or requires such interpretation, in each case, as determined by the Board in its good faith discretion.

Section 7.3Shares

(a)The partnership interests in each Series shall be represented by the “Share” or “Shares” held by the Limited Partners associated with such Series. For the avoidance of doubt, Shares shall constitute economic interests in a Series and shall not confer on any holder thereof any partnership interest or any other interest in the Partnership generally or in any other Series, including as a Limited Partner of the Partnership generally or as a Limited Partner associated with such other Series, and the holder thereof shall not be entitled to any rights of a Limited Partner associated with the Series of which it holds Shares, unless such holder is admitted as a Limited Partner associated with such Series in accordance with this Agreement.

(b)Initially, Series I does not intend to offer any Shares to investors, however, nothing in this Agreement shall prevent Series I from offering Shares to investors at any time subject to the approval of the General Partner, in its sole discretion. Shares of Series I shall be divided in such classes and be subject to such sales loads, servicing fees, distribution fees, dealer manager fees, commissions, other fees, aggregate commitment capacities and minimum investment requirements described below, as may be determined by the Board of Directors from time to time in its sole discretion and set forth in the PPM. The Shares of Series II shall initially be divided into six Classes of Investor Shares, one Class of E Shares and one Class of E-W Shares. Notwithstanding any other provision of this Agreement, including Article XVII, Classes of Investor Shares shall be subject to such sales loads, servicing fees, distribution fees, dealer manager fees, commissions, other fees, aggregate commitment capacities and minimum investment requirements described below, as may be determined by the Board of Directors from time to time in its sole discretion and set forth in the PPM.

(c)Investor Shares will be offered monthly on a continuous basis at NAV per Share. Initially, there shall be six types of Investor Shares in Series II: (i) Standard Fee Class-S Shares (“Standard Fee Class-S Shares”), (ii) Standard Fee Class-I Shares (“Standard Fee Class-I Shares”), (iii) Founder Share Class II-S Shares (“Founder Share Class II-S Shares”), (iv) Founder Share Class II-I Shares (“Founder Share Class II-I Shares”), (v) Founder Share Class III-S Shares (“Founder Share Class III-S Shares”), (vi) Founder Share Class III-I Shares (“Founder Share Class III-I Shares” and Founder Share Class II-S Shares, Founder Share Class

II-I Shares and Founder Share Class III-S Shares also referred to as “Founder Shares” and, collectively with Standard Fee Class-S Shares and Standard Fee Class-I Shares, the “Series II Investor Shares”).

(d)Notwithstanding any other provision of this Agreement, including Article XVII, E Shares (“E Shares”) and Classes of E-W Shares (“E-W Shares”) shall be subject to such sales loads, servicing fees, distribution fees, dealer manager fees, commissions, other fees, and minimum investment requirements described below, as may be determined by the Board of Directors from time to time in its sole discretion and set forth in the PPM. E Shares and E-W Shares are not Investor Shares, and Class E Shares will be held only by (i) Monroe, its affiliates, its officers and employees, (ii) the directors, officers and employees (if any) of the Partnership, and (iii) certain other investors in the Operating Manager’s discretion, and are not being offered to other investors, and Class E-W Shares will be held only by certain investors in the Operating Manager’s discretion, and are not being offered to other investors.

Section 7.4Establishment of New Classes; Authorized Shares. In addition to the Series II Investor Shares, E Shares and E-W Shares, the Board of Directors may, without the consent of any other Person, cause each Series to (i) create additional Classes of Shares having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing Classes of Shares), as the Board of Directors shall determine, including, without limitation: (A) the right of any such Class of Shares to share in Series distributions; (B) the allocation to any such Class of Shares of items of Series income, gains, losses, deductions and credits; (C) the rights of any such Class of Shares upon dissolution of the Partnership or the applicable Series; and (D) the right of any such Class of Shares to vote on matters relating to the Partnership, the Series and this Agreement and (ii) issue Shares of any Class, for such consideration, if any, as the Board of Directors may deem appropriate. The Limited Partners understand and agree that rights afforded to any additional Class of Shares (including, without limitation, rights to Partnership and Series distributions) may be senior to and result in a reduction and/or dilution in the rights of then outstanding Shares. In connection with the creation of any additional Class of Shares, the Board of Directors shall, without the consent of any other Person, approve a Class designation (a “Class Designation”) setting forth the terms of such Class of Investor Shares. Any such Class Designation shall be attached as an annex to this Agreement. For all purposes of the Act, this Agreement, together with each Series Agreement (if any) and Class Designation constitutes the “partnership agreement” of the Partnership within the meaning of the Act.

(b)The Partnership or the applicable Series is authorized to issue an unlimited number of Shares of any Class of any Series. The Board of Directors may cause the Partnership or the applicable Series to issue any number of Shares of any Class of any Series without the consent of any Person. Subject to the terms of any Class Designation, the Limited Partners holding each Class of Investor Shares will have the same voting rights.

(c)As set forth in the Operating Agreement, the Management Fee and the Performance Fee may be paid, at the Operating Manager’s election, in cash or E Shares. To the extent that the Operating Manager elects to receive any portion of the Management Fee or the Performance Fee in E Shares, the Partnership may redeem such E Shares from the Operating Manager pursuant to the Share Redemption Program, and the Operating Manager may elect to submit those shares for repurchase pursuant to the Share Redemption Program. E Shares of the Partnership obtained by the Operating Manager will be subject to the repurchase limits of the Share Redemption Program, but will not be subject to the Early Redemption Deduction.

Section 7.5Capital Contribution by the General Partner. Subject to applicable law and except as may otherwise be agreed by the Partnership generally and/or applicable Series and the General Partner, the General Partner shall have no obligation to make any capital contributions to the Partnership generally or to either Series.

Section 7.6Additional Capital Contributions. Subject to applicable law and except as otherwise provided in this Agreement or any Class Designation or as agreed by the Partnership, the applicable Series and such Limited Partner, no Limited Partner shall be required to make any Capital Contribution in addition to the purchase price paid for such Limited Partner’s Shares.

Section 7.7Offering of Shares. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and are hereby authorized and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in connection therewith, including the execution or performance of agreements with selling agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Board of Directors shall determine.

Section 7.8Admission of Limited Partners; Subscriptions for Shares.

(a)Other than with respect to Substitute Limited Partners as provided in Section 10.4, no Person may be admitted as a Limited Partner, either of the Partnership generally or associated with a particular Series, without the prior written consent of the Partnership. Subject to obtaining such prior written consent, such Person shall be admitted as a Limited Partner either of the Partnership generally or associated with a particular Series, as applicable, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, the Series Agreement of the applicable Series (if any) and any applicable Class Designation, which instrument may be a counterpart signature page to this Agreement or a Subscription Agreement, and such Person being listed as Limited Partner in the Partnership’s books and records.

(b)Subscriptions for Shares will be accepted or rejected by the Partnership, the Officers or the Board of Directors and, if rejected, all funds (or the funds associated with the rejected portion of any partially-rejected subscription) shall be returned to such subscribers. The Partnership, the Officers or the Board of Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever, or for no reason.

Section 7.9Redemption of Shares.

(a)From time to time, Limited Partners may request that the Partnership redeem their Shares, whether through their financial intermediary or directly with the Partnership’s transfer agent pursuant to the Partnership’s share redemption program (the “Share Redemption Program”) expected to commence with the fourth full quarter after the initial raising of third-party capital, and as may be subsequently amended, modified, revised or restated by the Board of Directors in accordance with Section 7.9(b).

(b)The Board of Directors may, without the consent of any Person, amend, modify, revise or restate the Share Redemption Program if in reasonable judgment deems such action to be in the Partnership’s best interest and the best interest of the Limited Partners, including, but not limited to, for tax, regulatory or other structuring reasons.

(i)Material modifications to the Share Redemption Program, including any amendment to the five percent (5%) quarterly limitation on redemptions described herein will be subject to the approval of the Independent Directors and promptly disclosed to Limited Partners in a supplement to the PPM or special or periodic report filed by the Partnership. Material modifications will also be disclosed on the Partnership’s website.

(ii)In addition, the Board of Directors may determine to suspend the Share Redemption Program if in its reasonable judgment it deems such action to be in the Partnership’s best interest and the best interest of Limited Partners, including, but not limited to, for tax, regulatory or other structuring reasons. Any suspension of the Share Redemption Program will be promptly disclosed to Limited Partners in a supplement to the PPM or special or periodic report filed by the Partnership.

(iii)Once the Share Redemption Program is suspended, the Board of Directors is required to consider the recommencement of the Share Redemption Program at least quarterly. Continued suspension of this Share Redemption Program would only be permitted if the Board determines that the continued suspension is in the best interest of the Partnership. The Board of Directors must affirmatively authorize the recommencement of the Share Redemption Program before Limited Partner requests will be considered again. The Board of Directors cannot terminate the Share Redemption Program absent a liquidity event which results in Limited Partners receiving cash or securities listed on a national securities exchange, or results in the Shares being quoted on the over the counter market or otherwise becoming traded on a secondary market or where otherwise required by law.

(c)Pursuant to the Share Redemption Program, the Partnership will redeem Shares using a purchase price (the “Transaction Price”) equal to the NAV per Share as of the last calendar day of the applicable quarter, subject to the Early Redemption Deduction described below (each, a “Share Redemption”). Because of differential fees and other factors, NAV between Share classes will differ, but all NAV calculations are expected to be based on the joint underlying economic interests in the assets underlying its Asset-Backed Finance Assets.

(d)For each calendar quarter, a Limited Partner may request to redeem its Shares pursuant to the Share Redemption Program beginning on the opening of business on the first Business Day of the second month of the applicable quarter, and no later than such deadline, as disclosed on the Partnership’s website the “Redemption Deadline”, which is generally expected to be 4:00 p.m. (Eastern time) on the 10th Business Day following the publication of NAV for the immediately preceding quarter and such submission period, the “Redemption Window”. If a redemption request is received after 4:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter, the redemption request will not be executed and, if a Limited Partner still wishes to have its Shares redeemed, must be resubmitted after the start of the next quarter. Limited Partners may also withdraw their redemption requests by the same deadline.

(e)Redemption requests may be made by mail or by contacting the Limited Partner’s financial intermediary, both subject to certain conditions described in the PPM. If a Limited Partner has made multiple purchases of any class of Shares of a Series that is treated as a corporation for U.S. federal income tax purposes, any redemption request will be processed on a first in/first out basis unless otherwise requested in the Redemption Request Form (as defined below). If making a redemption request by mail to the transfer agent, the Limited Partner must complete and sign a redemption request in the form attached herein as Schedule A (the “Redemption Request Form”) which is also available on the Partnership’s website, and submit required documentation. Written requests should be sent to the transfer agent at the following address:

Regular Mail:

Monroe Capital Asset-Backed Finance Company, LP

Ultimus Company Solutions, LLC

155 N. Wacker Drive, Floor 35

Chicago, IL 60606

(312) 523-2372

Overnight Mail:

Monroe Capital Asset-Backed Finance Company, LP

Ultimus Company Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(833) 321-0316

(i)

Redemption requests received and processed by the Partnership’s transfer agent will be effected at the Transaction Price, subject to any Early Redemption Deduction. Redemption requests received and processed by the Partnership’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed received on the next Business Day. Settlements of redemptions will generally be made in cash approximately thirty (30) calendar days after the redemption date specified in the redemption offer.

( )

For redemptions processed via the Partnership’s transfer agent, all redemption proceeds will be distributed via wire transfer. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the Limited Partner has made the necessary funds transfer arrangements. Funds will be wired only to U.S. financial institutions (ACH network members).

(iii) All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the Partnership or the Operating Manager, in their sole discretion, and such determination shall be final and binding.

(iv)

A Limited Partner may withdraw its redemption request by notifying the transfer agent, directly or through the Limited Partner’s financial intermediary, on the Partnership’s toll-free, automated telephone line. Information regarding withdrawing redemption requests will be posted on the Partnership’s website. Redemption requests must be cancelled before 4:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter.

(v)

For the avoidance of doubt, a redeeming Limited Partner will not be eligible to receive distributions declared on or after the redemption date specified in the redemption offer. Additionally, all Shares timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the redemption date specified in the redemption offer from the Partnership’s NAV and such redeemed Shares will not bear fees or expenses, including but not limited to Management Fees, Performance Fees and distribution and servicing fees.

(vi)

Requests for redemption are subject to an early redemption deduction (“Early Redemption Deduction”) of 5.00% of the NAV of the Shares redeemed from a Limited Partner if Shares are redeemed with redemption dates, as specified in the relevant redemption offers, within 12 months of the original issue date of such Shares; provided that the Partnership may, from time to time, waive the Early Redemption Deduction in the case of redemptions resulting from death, qualifying disability or divorce. Shares received through the DRIP will not be subject to an Early Redemption Deduction. The Partnership may also not apply the Early Redemption Deduction on redemptions of Shares submitted by (i) certain feeder vehicles primarily created to hold such Shares and that in turn offer interests in such feeder vehicles to non-U.S. persons and (ii) discretionary model portfolio management programs (and similar arrangements) as approved by the Partnership.

(f)A Series may redeem fewer Shares than have been requested in any particular quarter to be redeemed under the Share Redemption Program, or none at all, at the sole discretion of the Board. In addition, the aggregate NAV of total redemptions of Shares each quarter will be limited to no more than 5.00% of the Partnership’s aggregate NAV as of the end of the prior quarter (measured collectively across both Series as of the close of the previous calendar quarter), unless otherwise authorized by the Board of Directors. Shareholders who are exchanging a class of Shares for an equivalent aggregate NAV of another class of Shares will not be subject to, and will not be treated as, redemptions for the calculation of the 5.00% quarterly calculation on redemptions and will not be subject to the Early Redemption Deduction.

(g)In the event that the Partnership determines to redeem some but not all of the Shares submitted for redemption during any quarter, Shares submitted for redemption during such quarter will be redeemed on a pro rata basis after the Partnership has redeemed all Shares for which redemption has been requested due to death, qualifying disability, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Share Redemption Program, as applicable. The Transaction Price for each quarter will be available on the Partnership’s website.

(c)Each Series will not redeem Shares if (1) such purchases would impair the Partnership’s status as a holding company; (2) the Series would not be able to sell the Partnership assets in a manner that is orderly and consistent with the Partnership’s objectives in order to purchase Shares under the Share Redemption Program; or (3) there is, in the Board of Directors’ judgment any (a) legal action or proceeding instituted or threatened challenging the Share Redemption Program or otherwise materially and adversely affecting the Partnership, (b) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Partnership, (c) limitation imposed by federal or state authorities on the extension of credit by lending institutions, (d) commencement or escalation of war, armed hostilities, acts of terrorism, natural disasters, public health crises or other international or national calamity directly or indirectly involving the United States that in the sole determination of the Board of Directors is material to the Partnership, (e) a material decrease in the estimated NAV from the estimated NAV as of the commencement of the Share redemption offer or (f) other events or conditions that would have a material adverse effect on the Partnership or its Limited Partners if Shares were redeemed.

(d)All Shares redeemed pursuant to the Share Redemption Program will be retired and thereafter will be authorized and unissued shares.

(e)The Partnership will assume or cause to be assumed all fees and expenses related to a redemption of Shares. A Limited Partner that has less than all of its Shares redeemed must maintain a minimum account balance after the redemption is effected, the amount of which will be established by the Partnership from time to time and is currently $500. If a Limited Partner requests the redemption of a number of Shares that would cause the aggregate NAV of the Limited Partner’s holdings to fall below the required minimum, a Series reserves the right to reduce the amount to be redeemed from the Limited Partner so that the required minimum balance is maintained. In the alternative, the Partnership may also redeem all of such Limited Partner’s Shares. The Partnership or the Operating Manager may waive the minimum account balance from time to time.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1Series Capital. No Limited Partner shall be paid interest on any Capital Contribution or on such Limited Partner’s Capital Account (if any), and no Limited Partner shall have any right (i) to demand the return of such Limited Partner’s Capital Contribution or any other distribution from the Partnership or any Series (whether upon withdrawal or otherwise), except upon dissolution of the Partnership or a Series pursuant to Section 18.2 hereof or pursuant to the Share Redemption Program, (ii) to cause a partition of the Partnership’s or a Series’ assets, or (iii) to own or use any particular or individual assets of the Partnership or a Series.

Section 8.2Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Series II Limited Partner. The Capital Account of each Series II Limited Partner shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Series II Limited Partner pursuant to the terms of this Agreement or any Class Designation, (b) the amount of any Partnership or Series liabilities that are assumed by such Series II Limited Partner, and (c) such Series II Limited Partner’s share of Series II Profits allocated to such Limited Partner pursuant to Section 9.2, (ii) decreased by (a) such Series II Limited Partner’s share of Series II Losses allocated to such Series II Limited Partner pursuant to Section 9.2 and (b) any distributions to such Series II Limited Partner (net of liabilities assumed by such Series II Limited Partner and liabilities to which such property is subject) distributed to such Series II Limited Partner and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Series II Limited Partner shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided that:

(i)any income that is exempt from U.S. federal income tax shall be added to such taxable income or losses;

(ii)any expenditures of Series II (or of the Partnership allocated to Series II) described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii)if the Book Value of any Series II property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv)if property that is reflected on the books of Series II has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v)the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by Series II, unless the adjustment to basis of Series II property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

Section 8.4Negative Capital Accounts. No Series II Limited Partner shall be required to pay to the Partnership generally, a Series or any other Limited Partner any deficit or negative balance which may exist from time to time in such Series II Limited Partner’s Capital Account.

Section 8.5Adjustments to Book Value. Series II shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(f) as of the following times: (a) at the Board of Directors’ discretion, in connection with the issuance of Shares in Series II and the computation of NAV thereon; (b) at the Board of Directors’ discretion, in connection with the distribution by Series II to a Series II Limited Partner of more than a de minimis amount of Series II assets, including cash, if as a result of such distribution, such Series II Limited Partner’s interest in Series II is reduced (including a redemption of Shares in Series II); and (c) the liquidation of Series II within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5 shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Series II Limited Partners over the course of a given quarter. Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Series II Profit or Series II Loss to the Capital Accounts of the Series II Limited Partners under Section 9.2 (determined immediately prior to the issuance of the new Shares in Series II or the distribution of assets in an ownership reduction transaction).

Section 8.6Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board of Directors determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by Series II or any Series II Limited Partner), are computed in order to comply with such regulation, the Board of Directors may make such modification; provided that it is not likely to have a material effect on the amount distributable to any Limited Partner pursuant to Section 9.1 on the dissolution of the Partnership or the applicable Series. The Board of Directors also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Series II Limited Partners and the amount of Series II capital reflected on the Partnership’s or Series, as applicable, balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7Transfer of Capital Accounts. The original Capital Account established for each transferee Series II Limited Partner shall be in the same amount as the Capital Account of the Series II Limited Partner (or portion thereof) to which such transferee Limited Partner succeeds at the time of such transfer. The Capital Account of any Series II Limited Partner whose interest in Series II shall be increased or decreased by means of the transfer of Shares shall have a corresponding adjustment to such Series II Limited Partner’s Capital Account. Any reference in this Agreement to a Capital Contribution of or distribution to a Series II Limited Partner that has succeeded to Shares in Series II of any other Series II Limited Partner shall include any Capital Contributions or distributions previously made by or to the former Series II Limited Partner on account of such Shares in Series II.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF SERIES II PROFITS AND SERIES II LOSSES

Section 9.1Generally.

(a)Subject to the provisions of Sections 17-607, 17-218, 17-221 and 17-804 of the Act, the Board of Directors shall have sole discretion regarding the amounts and timing of distributions to Limited Partners, in each case subject to the retention of, or payment to third parties of, such funds or reserves as the Board of Directors deems necessary with respect to anticipated business needs of the Partnership and the Series which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of obligations of the Partnership generally or of the Series, including the payment of any management or administrative fees and expenses or any other obligations.

(b)Distributions made with respect to the Partnership generally and/or a Series may exceed earnings and adjusted cash flow from operating activities of the Partnership generally and/or the applicable Series and may be paid from borrowings, offering proceeds and other sources.

(c)Subject to the rights of any holders of Shares specified in any Class Designation and the terms of any Class of Shares specified herein or in any Class Designation, distributions of cash shall be paid to the holders of record of such Shares as of the applicable record date established by the Board of Directors pro rata in proportion to their respective Percentage Interests on such record date.

(d)Cash distributions to holders of Shares pursuant to Section 9.1(c) are subject to the terms of the DRIP and such cash distributions will automatically be reinvested under the DRIP in additional whole and fractional Shares unless such holders have elected in their Subscription Agreement or otherwise provided notice to the Partnership using the appropriate documentation and the applicable Series of such election to receive distributions in cash. Limited Partners may terminate their participation in the DRIP with prior written notice to the Partnership and the applicable Series. Under the DRIP, distributions in respect of Shares are reinvested in Shares of the same Class for a purchase price equal to the most recently available NAV per Share as of the end of the prior month.

(e)The DRIP in effect as of the date hereof is attached as Schedule B to this Agreement. The Board of Directors may, without the consent of any Person, amend, modify, revise or restate the DRIP from time to time and any such amendment, modification, revision or restatement of the DRIP shall not constitute an amendment to this Agreement.

(f)Notwithstanding anything to the contrary contained in this Agreement, no distribution shall be made to a Partner if and to the extent that such distribution would violate the Act or other applicable law.

Section 9.2Allocation of Series II Profit and Series II Loss.

(a)All special allocations pursuant to Section 9.3 with respect to such fiscal year, all Series II Profits and Series II Losses (including special allocations of distribution fees and other than Series II Profits and Series II Losses specially allocated pursuant to Section 9.3) shall be allocated to the Series II Limited Partners’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Series II Limited Partner (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Series II Limited Partner if Series II were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth herein, minus such Series II Limited Partner’s share of Series II Minimum Gain and Limited Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of assets of Series II.

(b)All Series II Profits and Series II Losses allocable to any Series II Limited Partner shall be allocated on a monthly basis based upon the results of Series II’s operations during such month, without regard to whether cash distributions were made to the Series II Limited Partner during such calendar month; however, such allocation shall be made in accordance with a method permissible under Code Section 704(c) and the Treasury Regulations thereunder.

(c)The Partnership, and each Series, shall separately track and reflect on its books and records Operating Expenses allocable to a single Class (including, for the avoidance of doubt, Management Fees), as determined by the Board of Directors in good faith, and allocate such Operating Expenses to such Class.

Section 9.3Special Allocations. Notwithstanding the provisions of Section 9.2:

(a)Series II Limited Partner Nonrecourse Deductions shall be allocated to the Series II Limited Partners, pro rata in proportion to the value of their respective interests in Series II, as determined by the Board of Directors. If there is a net decrease in Series II Minimum Gain during any Taxable Year, each Series II Limited Partner shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Series II Limited Partner’s share of the net decrease in Series II Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)Series II Limited Partner Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Series II Limited Partner Nonrecourse Debt Minimum Gain during any Taxable Year, each Series II Limited Partner that has a share of such Series II Limited Partner Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Series II Limited Partner’s share of the net decrease in Series II Limited Partner Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)If any Series II Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Series II Limited Partner in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)No allocation of Series II Loss shall be made pursuant to Section 9.2 to the extent that it causes or increases a deficit balance in any Series II Limited Partner’s Adjusted Capital Account. To the extent any allocation of Series II Loss would cause the Adjusted Capital Account balance of any of the Series II Limited Partners to have a deficit balance, such Series II Loss shall be allocated to the Series II Limited Partners with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(e)The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Section 9.3 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Series II Profits and Series II Losses among Series II Limited Partners so that, to the extent possible, the net amount of such allocations of Series II Profits and Series II Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Series II Limited Partner shall be equal to the net amount that would have been allocated to such Series II Limited Partner if the Regulatory Allocations had not occurred.

Section 9.4Amounts Withheld. All amounts withheld pursuant to Section 9.8 from any distribution to a Limited Partner shall be treated as amounts distributed to such Limited Partner pursuant to Section 9.1 for all purposes under this Agreement.

Section 9.5Tax Allocations: Code Section 704(c).

(i)The income, gains, losses, deductions and expenses of Series II shall be allocated, for U.S. federal, state and local income tax purposes, among the Series II Limited Partners in accordance with the allocation of such income, gains, losses, deductions and expenses among the Series II Limited Partners for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, Series II’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Series II Limited Partners so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts. Notwithstanding the foregoing, the Board of Directors in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Limited Partners and in a manner intended to give economic effect to the provisions of this Agreement, within the meaning of the Code and Treasury Regulations. The Board of Directors shall determine all matters concerning allocations for U.S. federal, state, local or non-U.S. tax purposes not expressly provided for herein in its sole discretion. In the event a Limited Partner’s Shares are redeemed pursuant to Section 7.9 or Section 10.10, the Board of Directors may specially allocate additional items of ordinary income or loss or capital gain (including short-term capital gain) or loss to such Limited Partner insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Limited Partner’s Capital Account and the aggregate amount of tax items allocated to such Limited Partner. For purposes of the foregoing, the Board of Directors may determine that an equitable method of allocation includes, without limitation, an allocation (i) pro rata based on the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Limited Partners, or (ii) solely to the relevant Limited Partners with the greatest such differences (taking into account such allocations).

(ii)In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of Series II shall, solely for tax purposes, be allocated among the Series II Limited Partners so as to take account of any variation between the adjusted basis of such property to Series II for U.S. federal income tax purposes and its fair market value at the time of contribution using any reasonable method provided for in the Treasury Regulations as selected by the Board of Directors in its sole discretion.

(iii)If the Book Value of any Series II asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.5 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Series II Limited Partner’s Capital Account or share of Series II Profits, Series II Losses, other items or distributions pursuant to any provisions of this Agreement.

Section 9.6Tax Elections. Except as otherwise provided herein, the Board of Directors shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The Board of Directors shall have the right to seek to revoke any such election, including any election related to the matters described in Section 3.2 upon the Board of Directors’ determination in its sole discretion that such revocation is in the best interests of the Limited Partners.

Section 9.7Tax Matters.

(a)The Board of Directors may designate a “partnership representative” (the “Partnership Representative”) as defined in Section 6223 of the Code with respect to operations conducted by Series II pursuant to this Agreement. The Partnership Representative is authorized and required to represent Series II (at the expense of Series II) in connection with all examinations of the affairs of Series II by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of Series II for professional services and costs associated therewith and may act as or appoint an individual to act as a “designated individual” on behalf, and subject to the direction and control, of the Partnership Representative in accordance with Treasury Regulations Section 301.6223-1. The Partnership Representative shall be authorized to take any actions necessary under the Code (or any similar state, local or non-U.S. law) that it deems appropriate in its sole discretion, including making an election under Section 6226(a) of the Code with respect to any imputed underpayment. This Section 9.7 shall survive the dissolution, winding-up and termination of the Partnership or Series II, and each Limited Partner’s obligations pursuant to this Section 9.7 shall survive such Limited Partner’s ceasing to be a Series II Limited Partner.

(b)The Board of Directors shall use its best efforts to ensure that Series II satisfies the gross income requirements of Section 7704(c)(2) of the Code for each Taxable Year of Series II.

Section 9.8Withholding. Each Limited Partner hereby indemnifies the Partnership generally and each Series for and authorizes the Partnership and each Series to withhold from or pay on behalf of or with respect to such Limited Partner any amount of U.S. federal, state, local or foreign taxes that the Board of Directors determines, in its sole discretion, that the Partnership generally or the Series is required to withhold or pay with respect to any amount distributable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership or the Series pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 or 6226 of the Code. This Section 9.8 shall survive the dissolution, winding-up and termination of the Partnership and each Series, and each Limited Partner’s obligations pursuant to this Section 9.8 shall survive such Limited Partner’s ceasing to be a holder of Shares.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 10.1Cessation of a Limited Partner. A Limited Partner shall cease to be a Limited Partner of the Partnership generally or as a partner of the Partnership associated with a Series (i) by having all of such Limited Partner’s Shares (or its Shares in such Series, as applicable) redeemed pursuant to the Share Redemption Program or (ii) in connection with the assignment of all of its Shares (or its Shares in such Series, as applicable) and the admission of a Substitute Limited Partner in accordance with this Agreement, and otherwise may not withdraw as a Limited Partner. The cessation of a Limited Partner as a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership or any Series. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Limited Partner shall not cause such Limited Partner to cease to be a limited partner of the Partnership generally or to be a limited partner of the Partnership associated with a Series, and upon the occurrence of such an event, the Partnership and each Series shall continue without dissolution. Upon the occurrence of any event that causes the last remaining limited partner of the Partnership to cease to be a limited partner of the Partnership, to the fullest extent permitted by law, the personal representative of such limited partner is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such limited partner in the Partnership, agree in writing (i) to continue the Partnership and each Series and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of the Partnership generally and as a limited partner of the Partnership associated with each Series, effective as of the occurrence of the event that terminated the continued membership of such limited partner of the Partnership in the Partnership. In the event that a Limited Partner experiences death, legal incompetence or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Shares of such Limited Partner.

Section 10.2Tender Offers. If any Person other than a Series or the Partnership generally makes a tender offer, including a “mini-tender” offer, for Shares of the Partnership, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the SEC. In addition, any such Person must provide notice to the Partnership and the applicable Series at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Partnership generally and the applicable Series in connection with the enforcement of the provisions of this Section 10.2, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Partnership generally and/or any Series may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 10.2 shall be of no force or effect with respect to any Shares that are then listed on a national securities exchange.

Section 10.3Assignment.Subject to the provisions of Sections 10.3(b) and (c), 10.4, 10.5 and 10.6 of this Agreement, any Limited Partner may Assign all or some of the Shares owned by such Limited Partner to any Person (the “Assignee”); provided that:

(i)such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

(A)set forth the terms of such Assignment;

(B)evidence the acceptance by the Assignee to be bound by all of the terms and provisions of this Agreement, the applicable Series Agreement (if any) and any applicable Class Designation;

(C)include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D)otherwise be satisfactory in form and substance to the Board of Directors.

(b)Notwithstanding the foregoing, unless the Board of Directors shall specifically consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i)to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Partnership or a Series for U.S. federal income tax purposes; provided, however, that the Board of Directors may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Partnership or the Series, as applicable, for U.S. federal income tax purposes;

(iii)to any Person if such Assignment would affect the Partnership’s existence or qualification as a limited partnership under the Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

(iv)to any Person not permitted to be an Assignee under applicable law, including applicable U.S. federal and state securities laws;

(v)if such Assignment would result in the transfer of less than 1 Share (unless such Assignment is of all of the Shares owned by such Limited Partner);

(vi)if such Assignment would result in the retention by such Limited Partner of less than 1 Share; or

(vii)if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law.

Notwithstanding the foregoing, no Shares may be Assigned if, in the determination of the Board of Directors, such Assignment would not be in the best interests of the Partnership generally or a Series. To the fullest extent permitted by law, any attempt to make any Assignment of Shares in violation of this (b) shall be null and void ab initio.

(c)Assignments made in accordance with this Section 10.3 shall be considered consummated upon satisfaction or waiver of all of the conditions of this Section 10.3.

Section 10.4Substitution.

(a)Only an Assignee to which a Limited Partner has assigned its Shares may be admitted to the Partnership as a limited partner of the Partnership generally or associated with a particular Series, as a Substitute Limited Partner. Such an Assignee may be admitted to the Partnership generally or associated with a particular Series as a Substitute Limited Partner upon the applicable Assignment being considered consummated pursuant to Section 10.3(c) and the satisfaction of the following conditions:

(i)the Board of Directors or its delegate has reasonably determined that all conditions specified in Section 10.3 have been satisfied and that no adverse effect to the Partnership generally or a Series does or may result from such admission; and

(ii)such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Article X, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Operating Manager, the Partnership, the applicable Series and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b)An Assignee who does not become a Substitute Limited Partner in accordance with this Section 10.4 and who desires to make a further Assignment of its, his or her Shares shall be subject to all the provisions of Article X to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions and the share of the Series II Profits or Series II Losses for tax purposes to which its, his or her predecessor in interest would have been entitled in accordance with this Agreement.

Section 10.5Status of an Assigning Limited Partner. Any Limited Partner that shall Assign all of its, his or her Shares shall be deemed to have withdrawn from the Partnership generally and the applicable Series as a Limited Partner, cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner.

Section 10.6Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, Assignments and Transfers of Shares, and any proposed sale, Assignment or Transfer in violation of same shall be, to the fullest extent permitted by law, void ab initio, unless otherwise waived by the Board of Directors.

(a)No Limited Partner shall make any Transfer or Assignment of all or any part of its, his or her Shares if said Transfer or Assignment, when considered with all other Transfers during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of Series II’s status as a partnership, or cause Series II to be treated as a “publicly traded partnership” taxable as a corporation, for U.S. federal or state income tax purposes.

(b)No Limited Partner shall make any Transfer or Assignment of all or any of its, his or her Shares unless the transferee would have been qualified to purchase Shares in the offering of Shares and no transferee may acquire or hold less than the minimum initial purchase amount of $10,000 for Investor Shares, which amount can be modified or waived in the sole discretion of the Partnership or the Operating Manager, unless such Transfer is made on behalf of a retirement plan, or such Transfer is made by gift, inheritance, intra-family transfer, family dissolution, or to Affiliates.

(c)Each Limited Partner that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Limited Partner, and that the management of each Limited Partner that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Limited Partner’s interest as a Limited Partner in any manner except for the exclusive benefit of the assignee. Each Limited Partner, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

(d)No Limited Partner shall make any Transfer or Assignment of all or any part of its, his or her Shares if said Transfer or Assignment would create a potential REIT qualification problem under the ownership requirements in Section 856(a)(5) or 856(a)(6) of the Code or any other requirements of Sections 856 through 857 of the Code for any REIT Subsidiary.

Section 10.7Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Board of Directors may amend this Agreement without the consent of any Person to eliminate or modify any restriction on substitution of Limited Partners or the Transfer or Assignment of Shares at such time as the restriction is no longer necessary or advisable.

Section 10.8Records. The Board of Directors shall cause the Limited Partnership List to be updated to reflect changes in the Limited Partners admitted in accordance with this Agreement, which updates shall not constitute an amendment to this Agreement or any Series Agreement (if any).

Section 10.9[Reserved]

Section 10.10Compulsory Redemptions.

(a)Notwithstanding anything in this Agreement but subject to the Act, the Board of Directors may cause the Partnership or a Series to redeem from time to time all or some of the Shares of a Limited Partner without the consent or action by such Limited Partner or any other Person, on not less than five days’ prior written notice, if the Board of Directors determines that:

(i)the Shares have been transferred in violation of this Agreement, or have vested in any Person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

(ii)any Limited Partner does not meet any investor eligibility requirements established by the Partnership or the applicable Series from time to time;

(iii)ownership of Shares by a Limited Partner or other Person is likely to cause the Partnership generally or a Series to be in violation of, or require registration of the Shares under, or subject the Partnership generally or a Series to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction in the world, including without limitation the Investment Company Act;

(iv)continued ownership of the Shares by a Limited Partner may be harmful or injurious to the business or reputation of the Partnership generally, a Series, the Operating Manager, Monroe or any of their Affiliates, or may subject the Partnership generally, a Series or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences;

(v)any of the representations and warranties made by a Limited Partner or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true;

(vi)with respect to a Limited Partner subject to special laws or regulations, the Limited Partner is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

(vii)it would be in the interest of the Partnership generally or a Series, as determined by the Board of Directors, for the Partnership or the Series to redeem the Shares;

(viii)continued ownership of any Shares by a Limited Partner may cause all or any portion of the assets of the Partnership generally or a Series to be characterized as assets of a Plan for purposes of ERISA, Section 4975 of the Code or any Other Plan Law; or

(ix)any Limited Partner fails to maintain a minimum balance of $500 of its Shares.

(b)Shares redeemed pursuant to Section 10.10(a) will be redeemed at a price equal to the transaction price of the Class of Shares being redeemed on the date of such redemption, which will be equal to the Partnership’s or the applicable Series’ most recently published NAV per Share for the applicable Class of Shares unless otherwise determined by the Board of Directors in its sole discretion. Limited Partners whose Shares are redeemed by the Partnership generally or a Series will not be entitled to a return of any amount of sales load that was charged in connection with such Limited Partner’s purchase of such Shares. If the Partnership or a Series requires the mandatory redemption of any Shares of any Limited Partner, such redemption will not be subject to the redemption limits under the Share Redemption Program, including any redemption limitations set forth therein, unless otherwise determined by the Board of Directors in its sole discretion; provided that, for the avoidance of doubt, such Limited Partner or its assignee whose Shares are being mandatorily redeemed may, in the sole discretion of the Board of Directors, be subject to the Early Redemption Deduction in accordance with the Share Redemption Program. A Limited Partner that shall have all of such Limited Partner’s Shares redeemed by the Partnership generally or a Series shall cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner hereunder, at law or in equity.

(c)From time to time, the Board of Directors may, in its discretion and without the consent of any other Person, assign the right of the Partnership generally and/or any Series to redeem Shares pursuant to this Section 10.10 to Monroe or its Affiliates.

ARTICLE XI

MEETINGS AND VOTING RIGHTS OF PARTNERS

Section 11.1Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Limited Partners, which may be telephonic.

Section 11.2Voting Rights of Limited Partners. Except as expressly set forth in this Agreement, any Series Agreement (if any) or any Class Designation, the Limited Partners shall have no voting rights whatsoever with respect to the Partnership generally or any Series, including under the Act.

ARTICLE XII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 12.1Right of Inspection.

(a)Except as limited by Section 12.1(b), any Limited Partner and any designated representative thereof shall have the right, upon written request, subject to reasonable notice and at their own expense, to access and inspect the records of the Partnership and of each Series in which it owns Shares during normal business hours for any purpose reasonably related to such Limited Partner’s interest in the Partnership or a Series.

(b)The Partnership and each Series may keep confidential from the Limited Partners, for such period of time as the Board of Directors determines in its sole discretion, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors believes is not in the best interests of the Partnership generally or such Series, could damage the business of the Partnership generally or such Series, or that the Partnership generally or such Series is required by law or by agreement with any third party to keep confidential.

Section 12.2Access to Limited Partnership List. The Limited Partnership List shall be maintained as part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or the Limited Partner’s designated agent at the principal business office of the Partnership upon the request of the Limited Partner for any purpose reasonably related to such Limited Partner’s interest in the Partnership generally or a Series.

Section 12.3Tax Information. Series II shall use commercially reasonable efforts, at the expense of Series II, to cause to be prepared and distributed to the Series II Limited Partners within ninety (90) days after the close of each calendar year (subject to commercially reasonable delays in the event of the late receipt of any necessary financial statements from any portfolio company), final U.S. tax information (including Schedule K-1, which may be based on the best available estimates at the time of issuance) which describes on a U.S. dollar basis such Series II Limited Partner’s share of Series II’s income, gain, loss and deduction for the preceding taxable year. Each Series II Limited Partner shall, including any time after such Series II Limited Partner withdraws as or otherwise ceases to be a Series II Limited Partner, file its income tax returns in a manner consistent with the tax information provided to them by Series II (including on IRS Forms 1065 and Schedule K-1).

Section 12.4Annual Report. If and for as long as the Partnership is required to file annual reports on Form 10-K with the SEC, the information contained in each such report shall be furnished or made available to Limited Partners (in a form and manner consistent with then-current requirements of the SEC) after such report is filed with the SEC. Such annual report on Form 10K shall be deemed to have been made available to Limited Partners upon filing with the SEC. Such annual report on Form 10-K may include financial statements audited and reported upon by the Partnership’s or the Series’, as applicable, independent public accountants, and may contain: (A)

a balance sheet as of the end of each fiscal year and statements of income, Limited Partners’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Partnership generally or the applicable Series during the period covered by the report; and (C) a report setting forth distributions to Limited Partners for the period covered thereby and separately identifying distributions from: (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of assets and (iv) reserves from the gross proceeds of the offering originally obtained from the Limited Partners.

Section 12.5Quarterly Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the SEC, the information contained in each such report shall be furnished or made available to Limited Partners (in a form and manner consistent with then-current requirements of the SEC) after such report is filed with the SEC. Such quarterly report on Form 10-Q shall be deemed to have been made available to Limited Partners upon filing with the SEC. If and when such reports are not required to be filed, each Limited Partner will be furnished (in a form and manner consistent with then-current requirements of the SEC), an unaudited financial report for that period including a balance sheet, a statement of income, a statement of partners’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Board of Directors to advise the Limited Partners of the activities of the Partnership generally and the Series during the quarter covered by the report.

Section 12.6Filings. The Partnership generally and the Series shall use commercially reasonable efforts to cause the income tax returns for the Partnership and the Series to be prepared and timely filed with the appropriate authorities to the extent required by applicable law (with due regard for any extension of time for filing any such income tax returns as elected by the Board of Directors). The Partnership generally and the Series shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate U.S. federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to them.

ARTICLE XIII

MANAGER; ADMINISTRATOR

Section 13.1Appointment and Initial Operating Manager; Authorization of Payments to the Operating Manager.

(a)As set forth in the Operating Agreement, the Partnership and each Series hereby designate Monroe Capital Asset Finance Advisors, LLC as the Operating Manager.

(b)In consideration for the services to be provided by the Operating Manager hereunder and under the Operating Agreement, the Partnership generally and each Series is hereby authorized to pay to the Operating Manager the applicable Management Fee and Performance Fee. In addition to the Management Fee and the Performance Fee, the Partnership generally and each Series is authorized to pay all other costs and expenses of its operations, including compensation of its Directors (other than those affiliated with the Operating Manager), custodial expenses, leveraging expenses, transfer agent expenses, legal fees, expenses of independent auditors, expenses of its periodic redemptions, expenses of preparing, printing and distributing offering documents, shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

Section 13.2Supervision of Operating Manager Compensation and the Operating Manager.

(a)The Board of Directors may exercise broad discretion in allowing the Operating Manager to administer and regulate the operations of the Partnership generally and the Series, to act as agent for the Partnership generally and the Series, to execute documents on behalf of the Partnership generally and the Series and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Operating Manager to ensure that the administrative procedures, operations and programs of the Partnership generally and the Series are in accordance with this Agreement, each Series Agreement (if any) and any Class Designation.

(b)The Board of Directors is responsible for determining the compensation paid to the Operating Manager, including any compensation paid pursuant to the Operating Agreement. The Board of Directors may consider all factors that it deems relevant in making these determinations.

Section 13.3Termination. The Operating Manager may not resign from the Partnership generally or the Series as Operating Manager of the Partnership generally and the Series except as provided in the Operating Agreement. The term of the Operating Agreement will continue indefinitely except it may be terminated upon the affirmative vote of all Independent Directors, based upon unsatisfactory performance by the Operating Manager that is materially detrimental to the Partnership generally, the Series and its subsidiaries, taken as a whole. The Partnership will need to provide the Operating Manager one hundred eighty (180) days’ written notice of any termination. The Partnership may also terminate the Operating Agreement “for cause,” as described in the Operating Agreement, subject to the terms thereof.

Section 13.4Organization and Offering Expenses. The Partnership or the applicable Series shall reimburse the Operating Manager and Administrator for any organizational and offering expenses in connection with the formation and organization of the Partnership and the Series, and the offering of Shares to investors (collectively, the “Organizational and Offering Expenses”), as well as Operating Expenses, incurred by the Operating Manager and Administrator on behalf of the Partnership or the Series in accordance with the Operating Agreement and the Expense Support and Conditional Reimbursement Agreement.

Section 13.5Reimbursement for Partnership Expenses and Expenses Related to Portfolio Assets.

(a)The Partnership has entered into the Expense Support and Conditional Reimbursement Agreement with the Operating Manager and Administrator.

(b)Under the terms of the Expense Support and Conditional Reimbursement Agreement, the Partnership generally or the applicable Series shall reimburse the Operating Manager and Administrator for:

(i)any Partnership Expenses incurred on behalf of the Partnership generally or the Series, and

(ii)actual expenses incurred on behalf of the Partnership generally or the Series related to any Portfolio Assets.

Section 13.6Administrator. The Partnership generally hereby designates Monroe Capital Management Advisors, LLC as its initial Administrator, which Administrator may be replaced, terminated or otherwise changed in the sole discretion of the Partnership at any time and from time to time. The Partnership generally is hereby authorized to execute, deliver and perform its obligations under the Administration Agreement, and any and all certificates, instruments, agreements or other documents contemplated thereby or related thereto, and any amendments thereto.

ARTICLE XIV

STRATEGIC POLICIES AND LIMITATIONS; VALUATION

Section 14.1Review of Policies. The Board of Directors may review the strategic, asset allocation and borrowing policies and valuation guidelines of the Partnership and each Series from time to time.

Section 14.2Valuation.

(a)The Partnership and each Series shall determine the NAV of the Shares no less frequently than monthly. An independent valuation services firm selected by the Operating Manager (“Independent Valuation Advisor”) will determine the valuations with respect to each of the Partnership’s assets in accordance with valuation guidelines approved by the Board. The Independent Valuation Advisor will assist the Operating Manager in determining the estimated values of the Portfolio Assets of the Partnership generally and the Series and the Administrator will use the estimated values provided as well as inputs from other sources in its calculation of the monthly NAV per Share. The NAV per Share of each Class of the Shares is determined by dividing the Partnership’s total assets (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such Class less the value of any liabilities (including accrued expenses or distributions) of such Class, by the total number of Shares outstanding of such Class.

(b)The value of the Portfolio Assets of the Partnership generally and the Series will be monitored for material changes and will be updated each month as described in this Section 14.2.

(c)The Board of Directors delegates the supervision of the daily valuation process to the Operating Manager. The Partnership has adopted policies and procedures for determining the fair value of the assets of the Partnership generally and the Series, and the Board of Directors hereby delegates responsibility for applying the valuation policies to the Operating

Manager. The Operating Manager, pursuant to the policies adopted by the Partnership, is responsible for making fair value determinations, evaluating the effectiveness of the Partnership’s and the Series’ valuation policies and overseeing the calculation of the NAV per Share for each Class of Shares.

(d)The assets of the Partnership generally and the Series will be valued at fair value in a manner consistent with GAAP, as applicable, including Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

(e)At least annually, the Board, including the Partnership’s independent directors, will review the appropriateness of the Partnership’s valuation guidelines. From time to time, the Board, including the Partnership’s independent directors, may adopt changes to the valuation guidelines on occasions in which it has determined or in the future determines that such changes are likely to result in a more accurate reflection of estimated fair value.

ARTICLE XV

CONFLICTS OF INTEREST

Section 15.1Generally; Specific Authorization. Whenever a potential material conflict arises among Monroe, the Operating Manager or any of their respective Affiliates, on the one hand, and the Partnership generally, a Series, any of the Limited Partners, on the other hand, any resolution or course of action by the Board of Directors, the Operating Manager or Affiliates of the Operating Manager in respect of such conflict of interest shall be permitted and deemed approved by all Limited Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty otherwise existing hereunder, at law or in equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by a committee of the Independent Directors (which may be the Audit Committee) (“Special Approval”); (ii) on terms which are, in the aggregate, no less favorable to the Partnership generally or a Series, as applicable, than those generally being provided to or available from unrelated third parties; (iii) fair and reasonable to the Partnership generally or a Series, as applicable, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership generally or a Series, as applicable; or (iv) approved by the vote of Limited Partners owning a majority of the outstanding Investor Shares, excluding any Investor Shares owned by Monroe or any of its Affiliates.

The Board of Directors or the Operating Manager may, but is not required to, seek the approval of the resolution of such a conflict of interest from the Audit Committee or any other committee of Independent Directors. Unless the resolution of a conflict is otherwise expressly provided for in this Agreement, notwithstanding any duty existing at law or in equity, the Board of Directors, the Operating Manager or a committee of the Board of Directors consisting of Independent Directors (which may be the Audit Committee) may consider any factors they determine in their sole discretion to consider when resolving a conflict of interest. Whenever the Board of Directors or the Operating Manager makes a determination to refer or not to refer any potential conflict of interest to a committee of Independent Directors (including the Audit

Committee) or to adopt or not to adopt a resolution or course of action that has not received approval of a committee of Independent Directors, then the Board of Directors or the Operating Manager, as applicable, shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership, the Series, any Limited Partner or any other Person bound by this Agreement, and the Board of Directors and the Operating Manager, as applicable, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or in equity, and the Board of Directors or the Operating Manager, as applicable, in making such determination or taking or declining to take such other action shall be permitted to do so in its sole discretion. If the approval of a committee of Independent Directors (including the Audit Committee) is sought, then it shall be presumed that, in making its decision, the committee of Independent Directors (including the Audit Committee) acted in good faith, and if the Board of Directors or the Operating Manager, as applicable, determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or that a member of a committee of Independent Directors (including the Audit Committee) satisfies the eligibility requirements to be an Independent Director (or a member of the Audit Committee), then it shall be presumed that, in making its decision, the Board of Directors or Operating Manager, as applicable, acted in good faith. In any proceeding brought by any Limited Partner, by or on behalf of such Limited Partner or any other Limited Partners or the Partnership generally or a Series, or otherwise by any Person bound by this Agreement, on its behalf or on behalf of the Partnership generally or a Series, challenging any action by a committee of Independent Directors (including the Audit Committee) with respect to any matter referred to such committee of Independent Directors (including the Audit Committee) for approval by the Board of Directors or the Operating Manager, as applicable, in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or whether a member of such committee of Independent Directors (including the Audit Committee) satisfies the eligibility requirements to be an Independent Director (or a member of the Audit Committee), the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the committee of Independent Directors (including the Audit Committee), the Board of Directors or the Operating Manager, as applicable, acted in good faith by clear and convincing evidence.

The Operating Manager may, but is not required to, seek approval of the resolution of such a conflict of interest by obtaining Special Approval. In considering whether to grant a Special Approval, Independent Directors may consider any factors they determine to be relevant in their sole discretion.

Notwithstanding anything to the contrary in this Agreement, the existence of any conflicts of interest in connection with the following transactions are hereby approved by all of the Limited Partners and each other Person bound by this Agreement and shall not constitute a breach of this Agreement or any such duty otherwise existing at law, in equity or otherwise:

(a)The designation of any Person as the Operating Manager and the Partnership’s execution, delivery and performance, and the Series’ performance, of the Operating Agreement, including the Partnership’s and the Series’ payment of the Management Fee, the Performance Fee and any other payment by the Partnership or the Series to the Operating Manager

contemplated by this Agreement, the Operating Agreement, any Series Agreement (if any) or any Class Designation;

(b)The receipt by Monroe or its Affiliates of (i) transaction, monitoring and any other fees and expenses in connection with the purchase, monitoring or disposition of Portfolio Assets, and (ii) any expenses in connection with unconsummated transactions;

(c)The retention by the Partnership generally or the Series (or any subsidiary through which the Partnership or a Series owns and operates Portfolio Assets) of Affiliated Service Providers to provide necessary services in respect of acquisition opportunities or otherwise;

(d)The reimbursement of the Operating Manager and the Administrator by the Partnership generally or any Series for any Organizational and Offering Expenses incurred by the Operating Manager and the Administrator on behalf of the Partnership generally or a Series (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Partnership generally and the Series);

(e)The reimbursement of the Operating Manager and the Administrator by the Partnership generally or any Series for any Partnership Expenses incurred on behalf of the Partnership generally and any Series and the good faith determination by the Operating Manager and the Administrator of whether expenses are Partnership Expenses;

(f)The reimbursement of the Operating Manager and the Administrator by the Partnership generally or any Series for actual expenses incurred on behalf of the Partnership generally and/or the Series related to any Portfolio Assets, including Broken Deal Expenses;

(g)The Partnership’s payment of Regulated Broker-Dealer Fees;

(h)The Partnership’s or any Series’ engagement with one or more distributors of the Shares, including any transaction related to the distributors appointing other broker- dealers to assist in the sale of the Shares;

(i)Service Costs paid by the Operating Manager or any of its Affiliates (or any of their employees or agents) by a portfolio company or any Person through which the Partnership invests in a portfolio company, provided that such costs will be reviewed by the Independent Directors on a regular basis;

(j)The borrowing by the Partnership generally or any Series of money through an unsecured line of credit with Monroe or its Affiliates for investment purposes, to hold assets prior to receiving subscriptions, to pay operating expenses, to satisfy redemption requests from Limited Partners and to otherwise provide the Partnership generally or a Series with temporary liquidity;

(k)The issuance or redemption of any Shares by the Partnership generally or any Series, including E Shares, to (or from with respect to a redemption) Monroe, the Operating Manager, or their Affiliates or employees;

(l)The allocation of investment and other opportunities over time among funds or pools of capital managed by Monroe and its Affiliates, including the Partnership generally and the Series, consistent with the Operating Manager’s allocation policy;

(m)Any other transaction contemplated by (i) the PPM or (ii) the Partnership’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission, as amended from time to time;

(n)Any indemnification or advancement payment to an Indemnified Party pursuant to Section 16.3;

(o)The purchase and maintenance (or reimbursement for the cost of) by the Partnership generally or any Series of insurance described in Section 16.3(e);

(p)The Operating Manager causing the Partnership generally, the Series and/or their respective Portfolio Assets to make contributions to charitable initiatives or other non-profit organizations that the Operating Manager believes could, directly or indirectly, enhance the value of Portfolio Assets or otherwise serve a business purpose for, or be beneficial to, Portfolio Assets;

(q)The redemption by the Partnership generally pursuant to Section 10.10;

(r)The timing of any investment decision to coincide with an investment decision of any Monroe fund or account;

(s)The co-investment of the Partnership generally or a Series with other funds and accounts managed by Monroe or its Affiliates; and

(t)The Operating Manager’s waiver or modification of any Management Fee or Performance Fee allocable to an interest in the Partnership generally or a Series owned by Monroe or its Affiliates.

Section 15.2Standards of Conduct.

(a)Whenever the Operating Manager or the Board of Directors, or any committee thereof (including the Audit Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the Operating Manager causes the Operating Manager to do so, in its capacity as the Operating Manager as opposed to in its individual capacity, whether under this Agreement or any other agreement, then, unless another express lesser standard is provided for in this Agreement, the Operating Manager, the Board of Directors or such committee or such Affiliates causing the Operating Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or in equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of the Partnership generally or the applicable Series, as applicable; provided, however, that if the Board of Directors or the Operating Manager is making a determination or taking or declining to take an action pursuant to clause (ii) or clause (iii) of the first sentence of Section 15.1, then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors or the Operating Manager making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (ii) or clause (iii) of the first sentence of Section 15.1, as applicable.

(b)Whenever the Operating Manager or its directors, officers, employees or Affiliates make a determination or take or decline to take any other action, or any of its Affiliates causes it to do so, in their individual capacity as opposed to in their capacity as the Operating Manager or as directors or other employees of the Operating Manager, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Operating Manager or its directors, officers, employees or Affiliates, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership generally, the Series, any Limited Partner, or any other Person bound by this Agreement, and the directors or employees of the Operating Manager, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion.

Section 15.3Modification of Duties. Except as expressly set forth in this Agreement or expressly required by the Act, the Indemnified Parties shall not have any duties or liabilities, including fiduciary duties, to the Partnership generally, the Series, any Limited Partner, or any other Person bound by this Agreement and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Indemnified Parties otherwise existing at law or in equity, are agreed by the Limited Partners to replace such other duties and liabilities of the Indemnified Parties. Any exculpation or indemnification standards contained herein shall not restore or create, whether in contract or otherwise, any such duties or liabilities.

Section 15.4Corporate Opportunity; Authorization to Compete. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the Indemnified Parties is affiliated or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with the Partnership generally, the Series, any Affiliate of the Partnership or any Affiliate of a Series, without any obligation to offer any interest in such activities to the Partnership, the Series, an Affiliate of the Partnership, an Affiliate of the Series or to any other Limited Partner. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, neither the Partnership generally, the Series, any Affiliate of the Partnership generally, any Affiliate of the Series, nor any Limited Partner shall have any right, by virtue of this Agreement or the existence of the Partnership or the Series, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership generally, an Affiliate of the Partnership generally, the Series or an Affiliate of the Series shall not be deemed wrongful or improper or a breach of this Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.

Section 15.5Other Duties. The Limited Partners acknowledge and agree that the Partnership and each Series may co-invest with other Monroe funds and accounts managed by Monroe or its Affiliates and that the Indemnified Parties may owe duties (including fiduciary duties) to such other funds or accounts now or in the future and that (i) such duties (including fiduciary duties) may take priority over the duties of such Indemnified Party to the Partnership generally and the Series, including the Limited Partners, and (ii) to the extent an Indemnified Party acts in compliance with its duties (including fiduciary duties) to any such fund or account, any action taken or omission with respect to the Partnership generally or the Series in connection with or arising from such compliance shall be deemed consistent with the terms of this Agreement and the Series Agreements (if any), including the implied contractual covenant of good faith and fair dealing, and shall not constitute a breach of this Agreement, any Series Agreement (if any) or of any duty otherwise existing at law, in equity or otherwise.

ARTICLE XVI

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE PARTNERSHIP

Section 16.1Limitation of Limited Partner Liability. To the fullest extent permitted by law, no Limited Partner will have personal liability for any of the obligations or liabilities of the Partnership generally or any Series solely by reason of being a Limited Partner or holder of Shares of the Partnership generally or being associated with or owning any Shares of any Series. To the fullest extent permitted by law, Limited Partners associated with a Series will have no personal liability for any of such Series’ obligations or liabilities solely by reason of being a Limited Partner associated with such Series, as applicable. To the fullest extent permitted by law, Limited Partners will only be liable for the debts and obligations of the Partnership, in their capacity as a holder of an interest in the Partnership with respect to the applicable Series or the Partnership generally, to the extent of their Capital Contributions and pro rata share of any of the Partnership’s undistributed profits, subject to the Limited Partners’ obligations to return distributions under the Act.

Section 16.2Limitation of Liability.

(a)To the fullest extent permitted by applicable law, none of the Indemnified Parties will be liable to the Partnership generally, the Series, any Limited Partner, or any other Person bound by this Agreement for (i) any losses due to any act or omission by any Indemnified Party in connection with the conduct of the business of the Partnership generally or the Series unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Indemnified Party’s act or omission constitutes actual fraud or willful misconduct, (ii) any losses due to any action or omission by any other Person, (iii) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in this Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Partnership generally, the Series, or the Limited

Partners, whether the change occurs through legislative, judicial or administrative action. Notwithstanding the immediately preceding sentence, to the fullest extent permitted by law and subject to Section 16.1, no Limited Partner shall be liable to the Partnership generally, any Series, any other Limited Partner or any other Person bound by this Agreement.

(b)Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that such Indemnified Party reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)Each Indemnified Party shall, in the performance of such Person’s duties, be fully protected in relying in good faith upon records of the Partnership generally and the Series.

(d)Any amendment, modification or repeal of this Section 16.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Parties under this Section 16.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 16.3Indemnification.

(a)To the fullest extent permitted by applicable law, except in the case of actual fraud or willful misconduct, the Partnership generally or the applicable Series will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Partnership generally, the business of a Series or the performance by the Indemnified Party of any of its responsibilities under this Agreement, the Operating Agreement or the Administration Agreement ; provided that an Indemnified Party will not be entitled to indemnification under this Agreement if the Indemnified Party’s action or omission constitutes actual fraud or willful misconduct; provided further that such claims, liabilities, damages, losses costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Monroe or its Affiliates.

(b)To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnified Party who is indemnified pursuant to Section 16.3(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership generally or the applicable Series prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnified Party is seeking indemnification pursuant to this Section 16.3, the Indemnified Party is not entitled to be indemnified upon receipt by the

Partnership or the applicable Series of any undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be ultimately determined that the Indemnified Party is not entitled to be indemnified as authorized by this Section 16.3.

(c)The rights to indemnification and advancement of expenses conferred in this Section 16.3 shall not be exclusive of any rights to which any Indemnified Party may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, bylaw, contract or agreement. The indemnification and advancement obligations of the Partnership generally and the Series to an Indemnified Party with respect to any indemnifiable amounts shall be reduced by any indemnification payments actually received by such Indemnified Party from any of Monroe or any subsidiary of Monroe or any potential, current or former Portfolio Asset with respect to the same indemnifiable amounts. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Section 16.3, the Limited Partners intend that, to the maximum extent permitted by law, as between (a) Portfolio Assets and (b) the Partnership generally and/or the Series, this Section 16.3 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable Portfolio Asset having primary liability and the Partnership generally and the Series, as applicable, having only secondary liability. The possibility that an Indemnified Party may receive indemnification payments from a Portfolio Asset shall not restrict the Partnership generally or the Series from making payments under this Section 16.3 to an Indemnified Party that is otherwise eligible for such payments, but such payments by the Partnership generally or the Series are not intended to relieve any Portfolio Asset from any liability that it would otherwise have to make indemnification payments to such Indemnified Party and, if an Indemnified Party that has received indemnification payments from the Partnership generally or the Series actually receives duplicative indemnification payments from a Portfolio Asset for the same indemnifiable amounts, such Indemnified Party shall repay the Partnership generally or the Series, as applicable, to the extent of such duplicative payments. If, notwithstanding the intention of this Section 16.3, a Portfolio Asset’s obligation to make indemnification payments to an Indemnified Party is relieved or reduced under applicable law as a result of payments made by the Partnership generally or the Series pursuant to this Section 16.3, or if otherwise necessary to effect the intention of the parties hereto in this Section 16.3, the Partnership generally and the Series shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such Portfolio Asset for amounts paid by the Partnership or the Series to an Indemnified Party that relieved or reduced the obligation of such Portfolio Asset to such Indemnified Party. As used in this Section 16.3, “indemnification” payments or obligations and “indemnifiable” amounts made or to be made by a Portfolio Asset shall be deemed to include (i) advancement of expenses in connection with indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such Portfolio Asset and (iii) equivalent payments made or to be made by or on behalf of such Portfolio Asset (or such successor) pursuant to an insurance policy or similar arrangement.

(d)The indemnification provided by this Section 16.3 shall be in addition to any other rights to which an Indemnified Party may be entitled under this Agreement, any other agreement, pursuant to any vote of the Limited Partners, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Party’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(e)The Partnership generally and the Series may purchase and maintain (or reimburse the Operating Manager or its Affiliates for the cost of) insurance, on behalf of the Indemnified Parties and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the activities of the Partnership generally or the Series or such Person’s activities on behalf of the Partnership generally or the Series, regardless of whether the Partnership generally or the Series would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)The provisions of this Section 16.3 are for the benefit of the Indemnified Parties and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(g)No amendment, modification or repeal of this Section 16.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Party to be indemnified by the Partnership generally or the Series, nor the obligations of the Partnership generally or the Series to indemnify any such Indemnified Party under and in accordance with the provisions of this Section 16.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE XVII

AMENDMENTS

Section 17.1Amendments Generally. Subject to Section 17.2 of this Agreement, this Agreement may be amended, at any time and from time to time, by the Board of Directors with the consent of the General Partner and without the consent of the Limited Partners or any other Person.

Section 17.2Amendments with the Consent of the Majority of the Limited Partners. Notwithstanding Section 17.1, this Agreement may not be amended, without the vote of Limited Partners owning a majority of the outstanding Investor Shares, so as to (i) modify the limited liability of a Limited Partner or (ii) materially adversely affect in a disproportionate manner (other than any adverse and disproportionate effect that is due to a difference in relative number of Shares owned or the creation and issuance of any Class of Shares) any Limited Partner’s share of distributions of cash.

ARTICLE XVIII

DISSOLUTION

Section 18.1Duration of the Partnership. The Partnership shall continue perpetually unless terminated in accordance with the Act and the provisions of this Article XVIII.

Section 18.2Dissolution of the Partnership; Winding Up of the Partnership.

(a)Events Causing Dissolution. The Partnership shall be dissolved upon the happening of any of the following events (each a “Partnership Dissolution Event”):

(i)the adoption of a resolution by the Board of Directors approving the dissolution of the Partnership and the approval of such action by the General Partner;

(ii)the operations of the Partnership shall cease to constitute legal activities under the Act or any other applicable law (as determined by the Board of Directors);

(iii)an event of withdrawal of the General Partner has occurred under the Act, unless the Partnership is continued without dissolution in accordance with the Act;

(iv)at any time that there are no limited partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Act; or

(v)the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

(b)Winding Up of the Partnership. Upon the occurrence of a Partnership Dissolution Event, the winding up of the Partnership and the termination of its existence shall be accomplished as follows:

(i)the General Partner shall carry out the winding up of the Partnership and the General Partner hereby irrevocably delegates to the Board of Directors pursuant to Section 17-403(c) of the Act all powers and rights necessary, appropriate or advisable to effectuate and carry out the winding up of the Partnership and the Board of Directors shall proceed to wind up the affairs of the Partnership and all of the powers of the Board of Directors under this Agreement shall continue;

(ii)in connection with the winding up of the affairs of the Partnership, the Board of Directors shall liquidate the assets of the Partnership as promptly as is consistent with obtaining current fair market value of such assets (provided, however, that the Board of Directors may determine to distribute the Partnership’s assets, in whole or in part, in kind);

(iii)after paying or making reasonable provision for the payment to the Partnership’s creditors of all claims and obligations, including all contingent, conditional or unmatured contractual claims, in accordance with the Act, the Partnership shall distribute the remaining assets of the Partnership among the Limited Partners in accordance with Section 9.1(c); provided, however, that such distributions shall not be subject to the DRIP; and

(iv)upon completion of the winding up of the Partnership, including the distribution of Partnership property as provided in this Section 18.2(b), and the winding up of each Series in accordance with Section 18.4, the Board of Directors and the General Partner shall cause the filing of a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act and of all qualifications and registrations of the Partnership as a foreign limited partnership in jurisdictions in which the Partnership shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the existence of the Partnership.

Section 18.3Duration of the Series. Each Series shall continue perpetually unless terminated in accordance with the Act and the provisions of this Article XVIII.

Section 18.4Dissolution of a Series; Winding Up of a Series.

(a)Events Causing Dissolution. Each Series shall be dissolved upon the happening of any of the following events (each a “Series Dissolution Event”):

(i)the adoption of a resolution by the Board of Directors approving the dissolution of the applicable Series and the approval of such action by the General Partner;

(ii)the operations of a Series shall cease to constitute legal activities under the Act or any other applicable law (as determined by the Board of Directors);

(iii)the entry of a decree of judicial dissolution of a Series under Section 17-221(c)(12) of the Act;

(iv)any event of withdrawal of the General Partner under the Act unless the Series is continued without dissolution in accordance with the Act; or

(v)the dissolution of the Partnership.

(b)Winding Up of a Series. Upon the occurrence of a Series Dissolution Event, the winding up of a Series and the termination of its existence shall be accomplished as follows:

(i)the General Partner shall carry out the winding up of the Series and the General Partner hereby irrevocably delegates to the Board of Directors pursuant to Section 17403(c) of the Act all powers and rights necessary, appropriate or advisable to effectuate and carry out the winding up of the Series and the Board of Directors shall proceed to wind up the affairs of the Series and all of the powers of the Board of Directors under this Agreement shall continue;

(ii)in connection with the winding up of the affairs of a Series, the Board of Directors shall liquidate the assets of such Series as promptly as is consistent with obtaining current fair market value of such assets (provided, however, that the Board of Directors may determine to distribute such Series’ assets, in whole or in part, in kind);

(iii)after paying or making reasonable provision for the payment to such Series’ creditors of all claims and obligations, including all contingent, conditional or unmatured contractual claims, in accordance with the Act, the Partnership shall distribute the remaining assets of the Series among the Limited Partners associated with such Series in accordance with Section 9.1(c); provided, however, that such distributions shall not be subject to the DRIP; and

(iv)upon completion of the winding up of such Series, including the distribution of Series property as provided in this Section 18.2(b), the Board of Directors and the

General Partner shall, if applicable, cause the filing of a certificate of cancellation of the certificate of registered series of such Series with the Secretary of State of the State of Delaware in accordance with the Act, and shall take such other actions as may be necessary to terminate the existence of such Series.

(c)Miscellaneous. The dissolution and winding up of a Series shall not, in and of itself, cause a dissolution of the Partnership or the dissolution, winding up or termination of any other Series. The dissolution of a Series shall not affect the limitation on liabilities of the Series or any other Series provided by this Agreement, the Series Agreements (if any) and the Act.

ARTICLE XIX

MISCELLANEOUS

Section 19.1Covenant to Sign Documents. Each Partner covenants, for itself, himself or herself and its, his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to achieve the respective purposes of the Partnership and each Series, and all such filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Partnership or the Series shall conduct its business.

Section 19.2Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Limited Partner may desire or may be required to give any other Limited Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.

Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership or Series records. Notices to the Directors, to the Operating Manager, to the Partnership or to a Series shall be delivered to the Partnership’s principal place of business at 155 North Wacker Drive, 35th Floor, Chicago, IL 60606 or as hereafter may be changed by the Board of Directors.

Section 19.3Entire Agreement. This Agreement (including any Class Designation and any Series Agreements) and the Subscription Agreements constitute the entire agreement among the parties hereto and supersede any and all prior agreements and representations, either oral or in writing, among the parties hereto with respect to the subject matter contained herein. Notwithstanding the provisions of this Agreement, including Article XVIII, it is hereby acknowledged and agreed that the Operating Manager, on its own behalf or on behalf of the Partnership or any Series, or the Partnership or any Series may without the approval of any Limited Partner or any other Person enter into a side letter or similar agreement (each, an “Other Agreement”) with a Limited Partner which has the effect of establishing rights or affording more favorable economic terms under, or altering or supplementing the terms of, this Agreement, the Operating Agreement or any Subscription Agreement, including with respect to the Management Fee. The parties hereto agree that any terms contained in an Other Agreement or similar agreement to or with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement, the Operating Agreement or such Limited Partner’s Subscription Agreement(s). Notwithstanding anything to the contrary herein, any such Other Agreement or similar agreement shall govern with respect to the parties thereto.

Section 19.4Submission to Jurisdiction.

(a)The parties hereto agree that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Series Agreements (if any) or the transactions contemplated hereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of this Agreement or the Series Agreements (if any) (including (A) any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or the Series Agreements (if any) or as an inducement to enter into this Agreement or the Series Agreements (if any), (B) any derivative action, suit or proceeding brought on behalf of the Partnership generally or a Series, (C) any suit, action or proceeding asserting a claim of breach of a duty, including a fiduciary duty, owed by any current or former Director, officer, employee, Operating Manager, Limited Partner or any Affiliate thereof to the Partnership generally, the Series or the Limited Partners, (D) any suit, action or proceeding asserting a claim arising pursuant to any provision of the Act or this Agreement, a Series Agreement (if any) or as to which the Act confers jurisdiction on the Court of Chancery of the State of Delaware or (E) any suit, action or proceeding asserting a claim governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary herein, but subject to the foregoing provisions of this Section 19.4(a), unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions of this Section 19.4(a) shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law as it now exists or may hereafter be amended, any Person acquiring or holding any interest in any security of the Partnership generally or a Series shall be deemed to have notice of and consented to the provisions of this Section 19.4.

(b)Subject to applicable law, process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 19.2 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING;

PROVIDED, HOWEVER, THAT THE FOREGOING WAIVER AND RELEASE SHALL NOT APPLY TO ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO U.S. FEDERAL SECURITIES LAWS.

Section 19.5Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 19.6Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 19.7Application of Delaware law. This Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

Section 19.8Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 19.9Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 19.10Counterparts; Electronic Signature. This Agreement may be executed in counterparts, any or all of which may be signed by the General Partner, the Operating Manager, and each of the Partnership’s authorized officers and attorneys-in-fact, on behalf of the Limited Partners as their attorney-in-fact. For the avoidance of doubt a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement and any applicable Series Agreement. The parties hereto agree that this Agreement, the Series Agreements (if any) and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement and any applicable Series Agreement, as may be reasonably requested by the Board of Directors.

Section 19.11Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership and the Series any right that it may have to maintain any action for partition with respect to any property of the Partnership or the Series or to cause the Partnership or the Series to be dissolved or liquidated.

Section 19.12Waiver of Appraisal Rights. Each Partner hereby agrees that it shall not have any appraisal rights pursuant to Section 17-212 of the Act or otherwise.

Section 19.13Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.

Section 19.14Anti-Money Laundering & Economic Sanctions.

(a)The Partnership and the Series seeks to prohibit the investment of funds in the Partnership or the Series by any persons or entities that (i) are acting, whether directly or indirectly in contravention of any United States or other applicable laws, regulations or conventions, including but not limited to applicable anti-money laundering, anti-corruption, or economic sanctions laws; (ii) are, or who are acting directly or indirectly on behalf of or are beneficially owned or controlled by, persons or entities that are included on any relevant restricted party lists, including but not limited to the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury’s Office of Foreign Assets Control, sanctions lists maintained by the U.S. Department of State, and any relevant lists maintained by the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority, all as may be amended from time to time; (iii) are, or who are acting directly or indirectly on behalf of or are beneficially owned or controlled by, persons or entities that are the subject of sanctions issued by the U.S. UN, EU, or UK; (iv) are, or who are acting directly or indirectly on behalf of or are beneficially owned or controlled by, persons or entities with which it would otherwise be impermissible for the Partnership, the Series, the Operating Manager, or their Affiliates to engage in transactions; or (v) are, or who are acting directly or indirectly on behalf of or are beneficially owned or controlled by, persons or entities who appear on any lists of known or suspected terrorists (collectively, “Proscribed Investments”).

(b)Notwithstanding any other provision of this Agreement to the contrary, the Partnership and the Series, and the Operating Manager, in its own name and on behalf of the Partnership and/or the Series, shall be authorized, without the consent of any Person, including any Limited Partner, to take such action as it determines to be necessary or advisable to comply, or to cause the Partnership and the Series to comply, with any economic sanctions, anti-money laundering or anti-terrorism laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements. Notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, at any time following any Limited Partner’s acquisition of its interest in the Partnership, it is discovered that such Limited Partner’s investment is a Proscribed Investment or would cause the Partnership, the Series, the Operating Manager, or their respective Affiliates or service providers, to be in violation of applicable anti-money laundering, anti-corruption, or economic sanctions laws, the Partnership is authorized to take all steps it deems necessary to comply with the laws applicable to the Partnership, the Series, the Operating Manager, or their respective Affiliates or service providers, which may include freezing and blocking such Limited Partner’s interest in the Partnership or such Limited Partner being deemed to have withdrawn from the Partnership effective immediately, and such Limited Partner shall have no claim arising out of such actions for any form of damages against the Partnership, the Series, the Operating Manager or any of their respective Affiliates or any of their respective directors, members, partners, shareholders, officers, employees or agents.

(c)The Partnership, the Series, the Operating Manager or their respective Affiliates or service providers, may request additional information about any Limited Partner’s beneficial owners, control persons and/or anyone authorized to give instructions on the Limited Partner’s behalf, to comply with applicable anti-money laundering or economic sanctions laws. The Limited Partner shall provide to the Partnership, the Series, the Operating Manager or their respective Affiliates and service providers, any information they reasonably deem necessary to comply with such laws, and if the Limited Partner fails to provide such information, the Partnership is authorized to take all steps it deems necessary to comply with the laws applicable to the Partnership, the Series, the Operating Manager, or their respective Affiliates or service providers, and such Limited Partner shall have no claim arising out of such actions for any form of damages against the Partnership, the Series, the Operating Manager, or any of their respective Affiliates or any of their respective directors, members, partners, shareholders, officers, employees or agents.

(d)The Partnership, the Series, or the Operating Manager may release confidential information about any Limited Partner and, if applicable, any beneficial owner(s) of such Limited Partner to proper authorities or third parties performing anti-money laundering or economic sanctions diligence on the Partnership, if the Partnership, the Series, the Operating Manager, or their respective Affiliates or service providers, in their sole discretion, determine that it is in the best interests of the Partnership, the Series, the Operating Manager, or any of their respective Affiliates to provide such information for purposes of complying with regulatory or law enforcement requests and/or applicable anti-money laundering, anti-corruption, or economic sanctions laws.

Section 19.15No Third-Party Beneficiaries. For the avoidance of doubt, except for the Indemnified Parties, there are no intended or unintended third-party beneficiaries of this Agreement (it being understood that each Indemnified Party is an express third-party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

ARTICLE XX

REIT PROVISIONS

Section 20.1Asset Acquisition Program. The Partnership generally and the Series may (but is not required to) carry out the asset acquisition program by making a portion of its acquisitions through one or more REITs (each, a “REIT Subsidiary”).

Section 20.2Transfers and Ownership of Interests in a REIT Subsidiary.

(a)To the extent permitted by law, but notwithstanding anything in this Agreement, the provisions of Exhibit II shall be applied to the Partnership generally and the Series in the same manner as to any REIT Subsidiary mutatis mutandis. Specifically, but without limiting the application of the provisions of Exhibit II, in the event that (i) any Share is Transferred or any direct or indirect ownership interest in any Limited Partner is Transferred and (ii) as a result of such Transfer, the interests in any REIT Subsidiary that are held, directly or indirectly, by the Partnership and/or Series would otherwise be subject to Section 2.1.1 of Exhibit II, then provisions similar to those set forth in Exhibit II shall apply to Shares to which such purported Transfer relates. The Limited Partners agree that the Shares that were the subject of the purported Transfer shall be automatically transferred to a trust for the benefit of a Charitable Beneficiary in such amount as shall be sufficient to ensure that no equity interests of a REIT Subsidiary shall be automatically transferred to a Charitable Trust (or similar) under the applicable REIT Subsidiary Agreement. In the event of a transfer of Shares to a Charitable Trust (or similar), provisions comparable to Sections 2.1.1(b) and 2.2 of Exhibit II shall apply to the transferred Shares and such trust. The intention of this Section 20.2 is to cause each Limited Partner to bear the consequences of direct and indirect Transfers that relate to such Limited Partner’s Shares that otherwise would have caused equity interests of a REIT Subsidiary to be automatically transferred to a Charitable Trust (or similar) under the applicable REIT Subsidiary Agreement.

(b)In the event that (i) any Share is Transferred or any direct or indirect ownership interest in any Limited Partner is Transferred and (ii) notwithstanding Section 20.2(a), above, as a result of such Transfer, the interests in any REIT Subsidiary that are held by the Partnership generally and/or Series are subject to Section 2.1.1 of Exhibit II, then (A) the Limited Partner who is the transferee of the Shares or whose Shares are the subject of the Transfer of the direct or indirect ownership interest, as the case may be, shall (1) repay to the Partnership generally and/or Series the amount of any distributions received by it from the Partnership and/or Series that are attributable to any interests in such REIT Subsidiary that are held by the Partnership generally and/or Series, that are subject to Section 2.1.1 of Exhibit II and that were received on or after the date that such shares became subject to Section 2.1.1 of Exhibit II, and (2) have its right to receive future distributions and redemption proceeds pursuant to this Agreement reduced by an amount equal to the sum of the amount of cash and the fair market value of any property received by the Charitable Trust with respect to such Shares subject to Section 2.1.1 of Exhibit II, (B) if applicable, the allocations of income, gain, loss or expense of the Partnership and/or Series pursuant to Article IX shall be adjusted to the extent necessary to reflect the rights and obligations of such transferee or Limited Partner as described in clause (A) of this sentence and (C) for purposes of determining such transferee’s or Limited Partner’s Constructive Ownership or Beneficial Ownership of the interests in such REIT Subsidiary, any interests in the REIT Subsidiary that otherwise would be Constructively Owned or Beneficially Owned by such transferee or Limited Partner (but for the transfer to the Charitable Trust) shall be reduced by such number of Shares subject to Section 2.1.1 of Exhibit II.

(c)If, following the automatic divestment and transfers provided for in this Section 20.2 and Exhibit II, any REIT Subsidiary would, but for the application of this Section 20.2(c), be “closely held” within the meaning of Section 856(a)(6) of the Code at any time during the last half of any taxable year after the first year for which such REIT Subsidiary made or intends to make an election to be taxable as a REIT under Section 856(c)(1) of the Code, distributions otherwise payable to the Limited Partners and net income or gain otherwise allocable, if applicable, to Limited Partners pursuant to Article IX shall be decreased to the extent necessary to ensure that any REIT Subsidiary is not “closely held” within the meaning of Section 856(a)(6) of the Code at any time during the last half of any taxable year after the first year for which such REIT Subsidiary made or intends to make an election to be taxable as a REIT under Section 856(c)(1) of the Code, and such net income or gain shall instead be allocated to, or such cash distributed to, the applicable other Limited Partners. Any reduction in allocations, if applicable, or distributions pursuant to this Section 20.2(c) shall be made proportionately by each of the Partnership generally and/or Series and among the Limited Partners therein. Allocations or distributions, as the case may be, in subsequent taxable years shall be made to the Limited Partners as necessary to cause the aggregate amount of net income and gain allocated or distributions made to each Limited Partner to be equal to or more closely approximate the aggregate amount that would have been allocated or distributed to each such Limited Partner if the adjustments required by this Section 20.2(c) had not been made, but only to the extent consistent with the first sentence of this Section 20.2(c).

(d)Each Limited Partner shall comply with any requirements to provide information to the Partnership and the Series in accordance with Section 2.1.4 of Exhibit II or the principles thereof as determined by the Board of Directors in its sole discretion.

(e)For the purposes of this Section 20.2 the terms “Beneficial Ownership” (and “Beneficially Owned”), “Charitable Beneficiary,” “Charitable Trust,” “Constructive Ownership” (and “Constructively Owned”) and “Transfer” have the meanings set forth in Exhibit II.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Partnership Agreement of the Partnership on this 17th day of July, 2026.

GENERAL PARTNER:

Monroe Capital Asset-Backed Finance Company GP, LLC

By: Monroe Capital Onshore Holdco LLC, its sole member

By:	/s/ Peter Gruszka
Name:	Peter Gruszka

Title:	Authorized Person

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted pursuant to powers of attorney now and hereafter granted to the General Partner

Monroe Capital Asset-Backed Finance Company GP, LLC

By: Monroe Capital Onshore Holdco LLC, its sole member

By:	/s/ Peter Gruszka
Name:	Peter Gruszka

Title:	Authorized Person

INITIAL LIMITED PARTNER:

/s/ Peter Gruszka
Peter Gruszka

[Signature Page to Amended and Restated Limited Partnership Agreement of Monroe Capital Asset-Backed Finance Company, LP]

SCHEDULE A

Redemption Request Form

REDEMPTION AUTHORIZATION FOR

Monroe Capital Asset-Backed Finance Company, LP - Series II

Use this form to request redemption of your shares (“Shares”) in Monroe Capital Asset-Backed Finance Company, LP - Series II (“Series II” or the “Series”) of Monroe Capital Asset-Backed Finance Company, LP (the “Partnership”). Please complete all sections below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Partnership’s Limited Partnership Agreement, as may be amended and restated from time to time (“LPA”).

1. REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN
Financial Advisor Phone Number
Financial Advisor Name

Series:
Share class:

2.REDEMPTION AMOUNT (Check one, required)	3.REDEMPTION TYPE (Check one, required)
o All Shares	o Normal
o Number of Shares	o Death
o Disability
o Divorce

Additional documentation is required if redeeming due to death, disability or divorce. Contact Investor Relations for detailed instructions at [ ].

4. PAYMENT

All redemption proceeds will be deposited in to your checking or savings account listed in the Subscription Agreement, unless you request the redemption proceeds to be deposited in to another account listed below, or a different manner of payment has been agreed to by the Operating Manager.

I authorize Series II or its agent to deposit my redemption proceeds into my checking or savings account. In the event that Series II or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name Mailing AddressCityState

Your Bank’s ABA Routing NumberYour Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

5.SHARE REDEMPTION PROGRAM CONSIDERATIONS (Select only one)

The Share Redemption Program of the Partnership (“Share Redemption Program”) contains limitations on the number of Shares that can be redeemed under the Share Redemption Program during any calendar quarter. Redemption requests of certain limited partners of the Partnership (“Limited Partners”) are also subject to the redemption percentage limitations. In addition to these limitations, neither Series can guarantee that it will have sufficient funds to accommodate all redemption requests made in any applicable redemption period and the Partnership may cause each Series to redeem fewer Shares than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the Partnership’s board of directors (the “Board”) determines to redeem fewer Shares than have been requested to be redeemed in any particular calendar quarter, Shares submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after each Series has redeemed all Shares for which redemption has been requested due to death, disability or divorce and other limited exceptions. If redemption requests are reduced on a pro rata basis after each Series has redeemed all Shares for which redemption has been requested due to death, disability or divorce or other limited exceptions, you may elect (at the time of your redemption request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new redemption request for the remaining amount. Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.

Process my redemption request on a pro rata basis.

Withdraw (do not process) my entire redemption request if amount will be reduced on a pro rata basis.

6.AUTHORIZATION AND SIGNATURE

Investor Name (Please Print)SignatureDate

Co-Investor Name (PleaseSignatureDate Print)
Custodian and/or Broker/Dealer Authorization (if applicable)
Signature of Authorized Person

Please refer to the LPA and the Partnership’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time, for a description of the current terms of the Share Redemption Program. There are various limitations on your ability to request that the Partnership redeems your Shares, including, subject to certain exceptions, the Early Redemption Deduction (as defined in the LPA) if your Shares have been outstanding for less than one (1) year. In addition, redemptions under the Share Redemption Program will be limited in any calendar quarter to 5.00% of the Partnership’s outstanding Shares (by aggregate net asset value) as of the last calendar day of the immediately preceding calendar quarter, unless otherwise determined by the Board. The Board may determine to make exceptions to, amend or suspend the Share Redemption Program without Limited Partner’s approval, all of which will be, to the extent required under the LPA, promptly disclosed in such manner as is required under the LPA. Redemption of Shares, when requested, will generally be made quarterly. All requests for redemption must be received in good order by the redemption deadline, which is no later than 4:00 p.m. (Eastern time) on the last business day of the redemption window of the applicable quarter, as published on our website or our filings with the SEC, which we generally expect to be 10 business days following the publication of NAV for the immediately preceding quarter (“Redemption Deadline”). A Limited Partner may withdraw his or her redemption request by notifying the transfer agent, directly or through the Limited Partner’s financial intermediary, on the Partnership’s toll-free, automated telephone line, (833) 321-0316 . Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the applicable Redemption Deadline. The Partnership cannot guarantee that it will have sufficient available funds or that the Partnership will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding.

Mail to:

Monroe Capital Asset-Backed Finance Company, LP

Ultimus Company Solutions, LLC

155 N. Wacker Drive, Floor 35

Chicago, IL 60606

(312) 523-2372

Overnight Delivery:

Monroe Capital Asset-Backed Finance Company, LP

Ultimus Company Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(833) 321-0316

SCHEDULE B

MONROE CAPITAL ASSET-BACKED FINANCE COMPANY, LP

DISTRIBUTION REINVESTMENT PLAN

Effective [●], 2026

This Distribution Reinvestment Plan (the “Plan”) is adopted by Monroe Capital Asset-Backed Finance Company, LP, a Delaware series limited partnership (the “Partnership”) with respect to distributions declared by its Board of Directors (the “Board”) and issued by a registered series of the Partnership (the “Series”), on shares of the Series’ limited partnership interests (the “Shares”).

1.

Distribution Reinvestment. As agent for the shareholders (the “Shareholders”) of the Partnership who (i) purchase Shares pursuant to the Partnership’s continuous private offering (the “Private Offering”), or (ii) purchase Shares pursuant to any future offering of the Partnership, and who do not opt out of participating in the Plan (the “Participants”), the Partnership will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2.

Effective Date. The effective date of this Plan shall be the date of the initial issuance of Shares to investors that are not affiliated with the Partnership’s operating manager or general partner of the Partnership.

3.

Procedure for Participation. Upon the issuance of the Shares to the Shareholders, each Shareholder will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. If any Shareholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Partnership or Ultimus Fund Solutions, LLC (the “Plan Administrator”). Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization if received in a timely fashion under this Plan. Shares will be distributed in proportion to the classes of Shares held by the Shareholder under the Plan. There will be no sales load charged on Shares issued to a Shareholder under the Plan. Shares received through the Plan will not be subject to an early redemption deduction. The Partnership shall pay the Plan Administrator’s fees under the Plan.

4.

Suitability. Each Participant is requested to promptly notify the Partnership in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the eligibility standards set forth in the confidential private placement memorandum of the Partnership, as may be amended or supplemented from time to time (the “Memorandum”). For the avoidance of doubt, this request in no way shifts to the

Participant the responsibility of the Partnership’s sponsor, or any other person selling Shares on behalf of the Partnership to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5.

Purchase of Shares. The Partnership shall use newly-issued Shares to implement the Plan.
Distributions to Shareholders will automatically be reinvested under the Plan in additional whole and fractional Shares attributable to the class of Shares that a Shareholder owns unless and until an election is made on behalf of such participating Shareholder to withdraw from the Plan and receive distributions in cash. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution, net of any applicable withholding taxes, by the applicable net asset value per Share as of the end of the prior month.

6.

Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to Monroe Capital Asset-Backed Finance Company, LP, c/o Ultimus Fund Solutions, LLC, if to the Plan Administrator, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Partnership. Each Participant shall notify the Partnership promptly in writing of any change of address.

7.

Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL INCOME TAX LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE MEMORANDUM AND APPLICABLE PUBLIC FILINGS MADE BY THE PARTNERSHIP WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (the “SEC”).

8.	Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Partnership issues certificates for its outstanding Shares.
9.

Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering notice to the Plan Administrator. Such notice must be received by the Plan Administrator in writing no later than ten calendar days prior to the record date for an applicable Distribution; otherwise, such election or termination shall be effective only with respect to any subsequent Distributions. If a Participant elects to redeem its Shares in full and such redemption is accepted by the Partnership, such Participant’s participation in the Plan will be automatically terminated as of the expiration of the applicable redemption period, solely with respect to the Shares for which redemption was requested and were in fact redeemed. For the avoidance of doubt, if a Shareholder’s redemption request is pro-rated in a redemption offer, the Shareholder will remain in the Plan unless such Shareholder has “opted out” of the Plan. Any Distributions due to such Shareholder on or after such date will be paid in cash on or after the scheduled Distribution payment date. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Shareholder in cash.

10.	Amendment, Suspension or Termination by the Partnership. The Board may, without the consent of any person, amend, modify, revise or restate the Plan from time to time.
11.

Liability of the Partnership. The Partnership shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, the Partnership has been advised that, in the opinion of the SEC, such indemnification may be contrary to public policy and, therefore, unenforceable.

12.	Applicable Law. These terms and conditions shall be governed by the laws of the State of New York.

EXHIBIT I

Series Agreements

SERIES AGREEMENT

OF

MONROE CAPITAL ASSET-BACKED FINANCE COMPANY, LP - SERIES I

THIS SERIES AGREEMENT, dated as of [●], 2026 (this “Series Agreement”), is among the General Partner associated with Series I (as defined below), and each other person or entity that acquires an interest in Series I. Capitalized terms used herein and not otherwise defined are used as defined in the Amended and Restated Limited Partnership Agreement of Monroe Capital Asset-Backed Finance Company, LP, a Delaware series limited partnership (the “Company”), dated as of [●], 2026 (as amended and restated from time to time, the “Limited Partnership Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware series limited partnership and is governed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as amended from time to time (the “LP Act”) and the Limited Partnership Agreement;

WHEREAS, concurrent with the formation of the Company, the General Partner has established and formed two series of the Company, Monroe Capital Asset-Backed Finance Company, LP - Series I (the “Series I”) and Monroe Capital Asset-Backed Finance Company, LP - Series II; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series I shall be enforceable against the assets of Series I (or the general partner associated with such Series I) only, and not against the assets of the Company generally or any other Series (or any general partner not associated with such Series I), and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of Series I (or any general partner associated with such Series I who is not also general partner of the Partnership generally or the general partner associated with such other Series I, as the case may be).

NOW THEREFORE, in consideration of the promises and obligations contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. CREATION OF SERIES.

ASeries I.

In accordance with the Limited Partnership Agreement, the General Partner established and formed Series I upon the filing of the Certificate of Registered Series on February 18, 2026 (as amended or restated from time to time) and the execution of the Initial LP Agreement, and Series I was formed as a registered series of the Partnership in the name set forth in Section 1(B) below.

Series I shall be a “Series” for purposes of the Limited Partnership Agreement, with terms as are set forth herein and in the Limited Partnership Agreement. For all purposes of the LP Act, this Series Agreement together with each other Series Agreement of another Series, each Class Designation (if any) and the Limited Partnership Agreement constitute the “partnership agreement” of the Company (as such term is defined in the LP Act). This Series Agreement is incorporated by reference into the Limited Partnership Agreement. Except as expressly provided otherwise in the Limited Partnership Agreement, (i) the terms and provisions of a Series Agreement may have the effect of altering, supplementing or amending the terms and provisions of the Limited Partnership Agreement with respect to the related Series, and (ii) to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the Limited Partnership Agreement as applied to this Series, the terms or provisions of this Series Agreement shall control with respect to Series I.

B.Name of Series I.

The name of Series I is “Monroe Capital Asset-Backed Finance Company, LP - Series I.”

C.Business Purpose.

The business purpose of Series I shall be to engage in any lawful act or activity for which limited partnerships may be formed under the LP Act and to engage in any and all activities necessary or incidental to the foregoing.

D.Tax Treatment.

Series I may elect pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as a corporation for U.S. federal income tax purposes.

2. MISCELLANEOUS PROVISIONS.

A. Notices.

All notices provided for by this Series Agreement shall be made in writing and deemed received (i) upon the actual delivery of the notice into the hands of the party entitled thereto, or (ii) two calendar days after being deposited in the United States mail addressed with the last known address of the party entitled thereto, with postage thereon prepaid.

B.Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the General Partner and, to the extent permitted by this Series Agreement, its respective legal representatives, successors and permitted assigns.

C.Governing Law.

This Series Agreement shall be governed by and construed pursuant to the laws of the State of Delaware, without regard to conflict of laws principles.

D.Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.Severability.

If any provision or term of this Series Agreement is found to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the General Partner that the terms and conditions of this Series Agreement to be interpreted to the greatest extent possible so as to remain valid and enforceable.

F.Counterparts.

This Series Agreement may be signed in one or more counterparts, including by facsimile or other electronic transmission (including Portable Document Format or “PDF”), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Series Agreement or any document to be signed in connection with this Series Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

G.Integration.

The Limited Partnership Agreement, this Series Agreement, each Class Designation (if any) and the other Series Agreements of other Series constitute the entire agreement of the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Series Agreement as of the date first written above.

GENERAL PARTNER

Monroe Capital Asset-Backed Finance Company GP, LLC

By: [●], its sole member

By:
Name: [●]
Title: [●]

SERIES AGREEMENT

OF

MONROE CAPITAL ASSET-BACKED FINANCE COMPANY, LP - SERIES II

THIS SERIES AGREEMENT, dated as of [●], 2026 (this “Series Agreement”), is among the General Partner associated with Series II (as defined below), and each other person or entity that acquires an interest in Series II. Capitalized terms used herein and not otherwise defined are used as defined in the Amended and Restated Limited Partnership Agreement of Monroe Capital Asset-Backed Finance Company, LP, a Delaware series limited partnership (the “Company”), dated as of [●], 2026 (as amended and restated from time to time, the “Limited Partnership Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware series limited partnership and is governed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as amended from time to time (the “LP Act”) and the Limited Partnership Agreement;

WHEREAS, concurrent with the formation of the Company, the General Partner has established and formed two series of the Company, Monroe Capital Asset-Backed Finance Company, LP - Series I and Monroe Capital Asset-Backed Finance Company, LP - Series II (the “Series II”); and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series II shall be enforceable against the assets of Series II (or the general partner associated with such Series II) only, and not against the assets of the Company generally or any other Series (or any general partner not associated with such Series II), and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of Series II (or any general partner associated with such Series II who is not also general partner of the Partnership generally or the general partner associated with such other Series II, as the case may be).

NOW THEREFORE, in consideration of the promises and obligations contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. CREATION OF SERIES.

ASeries II.

In accordance with the Limited Partnership Agreement, the General Partner established and formed Series II upon the filing of the Certificate of Registered Series on February 18, 2026 (as amended or restated from time to time) and the execution of the Initial LP Agreement, and Series II was formed as a registered series of the Partnership in the name set forth in Section 1(B) below.

Series II shall be a “Series” for purposes of the Limited Partnership Agreement, with terms as are set forth herein and in the Limited Partnership Agreement. For all purposes of the LP Act, this Series Agreement together with each other Series Agreement of another Series, each Class Designation (if any) and the Limited Partnership Agreement constitute the “partnership agreement” of the Company (as such term is defined in the LP Act). This Series Agreement is incorporated by reference into the Limited Partnership Agreement. Except as expressly provided otherwise in the Limited Partnership Agreement, (i) the terms and provisions of a Series Agreement may have the effect of altering, supplementing or amending the terms and provisions of the Limited Partnership Agreement with respect to the related Series, and (ii) to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the Limited Partnership Agreement as applied to this Series, the terms or provisions of this Series Agreement shall control with respect to Series II.

B.Name of Series II.

The name of Series II is “Monroe Capital Asset-Backed Finance Company, LP - Series II.”

C.Business Purpose.

The business purpose of Series II shall be to engage in any lawful act or activity for which limited partnerships may be formed under the LP Act and to engage in any and all activities necessary or incidental to the foregoing.

D.Tax Treatment.

Series II is intended to be treated as a partnership for U.S. federal and, if applicable, state income tax purposes. Each Shareholder file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2. MISCELLANEOUS PROVISIONS.

A. Notices.

All notices provided for by this Series Agreement shall be made in writing and deemed received (i) upon the actual delivery of the notice into the hands of the party entitled thereto, or (ii) two calendar days after being deposited in the United States mail addressed with the last known address of the party entitled thereto, with postage thereon prepaid.

B.Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the General Partner and, to the extent permitted by this Series Agreement, its respective legal representatives, successors and permitted assigns.

C.Governing Law.

This Series Agreement shall be governed by and construed pursuant to the laws of the State of Delaware, without regard to conflict of laws principles.

D.Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.Severability.

If any provision or term of this Series Agreement is found to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the General Partner that the terms and conditions of this Series Agreement to be interpreted to the greatest extent possible so as to remain valid and enforceable.

F.Counterparts.

This Series Agreement may be signed in one or more counterparts, including by facsimile or other electronic transmission (including Portable Document Format or “PDF”), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Series Agreement or any document to be signed in connection with this Series Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

G.Integration.

The Limited Partnership Agreement, this Series Agreement, each Class Designation (if any) and the other Series Agreements of other Series constitute the entire agreement of the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Series Agreement as of the date first written above.

GENERAL PARTNER

Monroe Capital Asset-Backed Finance Company GP, LLC

By: [●], its sole member

By:
Name: [●]
Title: [●]

EXHIBIT II

LIMITATIONS ON TRANSFER AND OWNERSHIP OF INTERESTS IN A REIT

SUBSIDIARY

This Exhibit II sets forth the provisions with respect to the limitation on Transfer and ownership of shares in a REIT Subsidiary. Such limitation provisions shall be included in the REIT Subsidiary Agreement of each REIT Subsidiary with such modifications as are necessary to take into account the form and jurisdiction of organization of each such REIT Subsidiary.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Exhibit II to the Agreement, the following terms shall have the meanings set forth below. All other capitalized terms shall have the meanings ascribed to such terms in the Agreement. To the extent any term is defined on this Exhibit II and in the Agreement and the definitions for such term differ between this Exhibit II and the Agreement, the definition given to such term on this Exhibit II shall control for purposes of this Exhibit II. Unless otherwise stated, reference to any Section refers to a section of this Exhibit II.

“Aggregate Share Ownership Limit” shall mean 9.8%, in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Directors in accordance with Section 2.1.8.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” or “Board of Directors” shall mean the Board of Directors of the REITCo.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 2.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 2.2.1.

“Charitable Trustee” shall mean the Person unaffiliated with the REITCo and a Prohibited Owner that is appointed by the REITCo to serve as trustee of the Charitable Trust.

“Charter” shall mean the charter of the REITCo.

“Code” shall have the meaning as provided in Article II herein.

“Common Share Ownership Limit” shall mean 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of Directors in accordance with Section 2.1.8.

“Common Shares” shall mean the shares of common stock of the REITCo.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 2.1.7.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 2.1.7 and subject to adjustment pursuant to Section 2.1.8, the percentage limit established by the Board of Directors pursuant to Section 2.1.7.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Initial Date” shall mean the first day on which the Board of Directors determines that it is in the best interests of the REITCo to attempt to, or continue to, qualify or requalify as a REIT.

“Market Price” means the market price of such class of shares of Shares on the relevant date as determined in good faith by the Board of Directors.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and, for purposes of Article II herein (and all defined terms used in such Article), also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article II herein, would Beneficially Own or Constructively Own Shares in violation of Section 2.1.1, and, if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“REITCo” shall mean the relevant REIT Subsidiary, which may be formed a as general partnership, limited partnership, proprietorship, corporation, joint venture, joint-stock company, limited liability company, limited liability partnership, business trust, firm, trust, real estate investment trust, estate, governmental entity, cooperative, association, retirement system, public or private pension fund, foundation, endowment, international organization or other foreign or domestic entity or enterprise.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the REITCo to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the REITCo to qualify as a REIT.

“Shares” shall mean shares of stock of the REITCo of any class or series, including Common Shares or preferred shares, if any.

“Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the REITCo or its transfer agent.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

ARTICLE II

REIT MATTERS

Section 2.1Shares.

Section 2.1.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 2.3:

(a)	Basic Restrictions.

(i)(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the REITCo being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the REITCo owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REITCo from such tenant would cause the REITCo to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 2.1.1(a)(i) or (ii),

(i)then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically Transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 2.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii)if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 2.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 2.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 2.1.1(b), a violation of any provision of this Article II would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article II.

Section 2.1.2 Remedies for Breach. If the Board of Directors or its designee (including any duly authorized committee of the Board of Directors) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 2.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 2.1.1 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the REITCo to redeem Shares, refusing to give effect to such Transfer on the books of the REITCo or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 2.1.1 shall automatically result in the Transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 2.1.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 2.1.1(a), or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 2.1.1(b), shall immediately give written notice to the REITCo of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the REITCo such other information as the REITCo may request in order to determine the effect, if any, of such Transfer on the REITCo’s status as a REIT.

Section 2.1.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)every owner of more than five percent (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder or as otherwise required by the Board of Directors) of the outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the REITCo stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the REITCo such additional information as the REITCo may request in order to determine the effect, if any, of such Beneficial Ownership on the REITCo’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein; and

(b)each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the REITCo such information as the REITCo may request, in order to determine the REITCo’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 2.1.5 Remedies Not Limited. Subject to Section 2.6, nothing contained in this Section 2.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the REITCo and the interests of its Stockholders in preserving the REITCo’s status as a REIT.

Section 2.1.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 2.1, Section 2.2 or any definition contained in Article I, the Board of Directors may determine the application of the provisions of this Section 2.1 or Section 2.2 with respect to any situation based on the facts known to it. In the event Section 2.1 or 2.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Article I or Sections 2.1 or 2.2. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 2.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 2.1.7 Exceptions.

(a)Subject to Section 2.1.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board of Directors to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 2.1.1(a)(ii);

(ii)such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the REITCo (or a tenant of any entity owned or controlled by the REITCo) that would cause the REITCo to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the REITCo (or an entity owned or controlled by the REITCo) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the REITCo’s ability to qualify as a REIT, shall not be treated as a tenant of the REITCo); and

(iii)such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 2.1.1 through 2.1.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 2.1.1(b) and 2.2.

(b)Prior to granting any exception pursuant to Section 2.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the REITCo’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)Subject to Section 2.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 2.1.8 Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 2.1.1(a)(ii), the Board of Directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 2.2Transfer of Shares in Trust.

Section 2.2.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 2.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 2.1.1(b). The Charitable Trustee shall be appointed by the REITCo and shall be a Person unaffiliated with the REITCo and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the REITCo as provided in Section 2.2.6.

Section 2.2.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 2.2.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the REITCo that Shares have been Transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to applicable law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the REITCo that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the REITCo has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article II, until the REITCo has received notification that Shares have been Transferred into a Charitable Trust, the REITCo shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

Section 2.2.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the REITCo that Shares have been Transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 2.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 2.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust.

The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 2.2.3 of this Article II. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the REITCo that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 2.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 2.2.5 Purchase Right in Shares Transferred to the Charitable Trustee. Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the REITCo, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the REITCo, or its designee, accepts such offer. The REITCo shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 2.2.4. Upon such a sale to the REITCo, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The REITCo may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 2.2.3 of this Article II. The REITCo may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.

Section 2.2.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the REITCo shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 2.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 2.3Enforcement. The REITCo is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article II.

Section 2.4Non-Waiver. No delay or failure on the part of the REITCo or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the REITCo or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 2.5Determinations by Board of Directors. The determination as to any interpretation or resolution of any ambiguity with respect to any provision or other organizational documents of the REITCo, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the REITCo and every holder of Shares.

Section 2.6REIT Qualification. If the Board of Directors determines that it is no longer in the best interests of the REITCo to attempt to, or continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the REITCo’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article II is no longer required for REIT qualification.